Exhibit 10.2

THIS INSTRUMENT PREPARED
BY AND WHEN
RECORDED RETURN TO:
Alison M. Mitchell, Esq.
DLA Piper LLP (US)
444 West Lake Street, Suite 900
Chicago, Illinois 60606-0089

A.P.N.:	304-070-64; 304-070-65; 304-070-66; and 304-070-67
Property Address:	3200 Paseo Village Way, 12830 and 12860 El Camino
Real, San Diego, California 92130

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

KR ONE PASEO RESIDENTIAL, LLC, a Delaware limited liability company,
KR ONE PASEO RETAIL, LLC, a Delaware limited liability company, and
KR ONE PASEO OFFICE, LLC, a Delaware limited liability company,

collectively, Grantor

to

CHICAGO TITLE COMPANY, a California corporation,

as Trustee for the benefit of

NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company,

Beneficiary

Dated as of: July 20, 2023

ATTENTION: THIS SECURITY INSTRUMENT SERVES AS A FINANCING STATEMENT FILED AS A FIXTURE FILING UNDER SECTION 9502 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE AND COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS SECURITY INSTRUMENT IS TO BE FILED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF THE TRUSTOR, AS "DEBTOR", AND THE BENEFICIARY, AS "SECURED PARTY". THE TRUSTOR IS A RECORD OWNER OF AN INTEREST IN THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF THE TRUSTOR (DEBTOR) AND THE BENEFICIARY (SECURED PARTY) ARE SET FORTH BELOW.

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ARTICLE I	COVENANTS AND AGREEMENTS		7
1.01	Payment, Performance and Security		7
1.02	Payment of Taxes, Assessments, etc		7
	1.02A.	Impositions	7
	1.02B.	Installments	7
	1.02C.	Receipts	7
	1.02D.	Evidence of Payment	7
	1.02E.	Payment by Beneficiary	8
	1.02F.	Change in Law	8
	1.02G.	Joint Assessment	8
	1.02H.	Permitted Contests	8
	1.02I.	No Lease Default	9
1.03	Insurance		9
	1.03A.	All Risk Coverage	9
	1.03B.	Additional Coverage	10
	1.03C.	Separate Insurance	10
	1.03D.	Insurers; Policies	11
	1.03E.	Beneficiary's Right to Secure Coverage	11
	1.03F.	Damage or Destruction	12
	1.03G.	Transfer of Interest in Policies	12
	1.03H.	Grantor's Use of Proceeds	13
1.04	Escrow Payments		14
1.05	Care and Use of the Premises		15
	1.05A.	Maintenance and Repairs	15
	1.05B.	Standard of Repairs	15
	1.05C.	Removal of Equipment	15
	1.05D.	Compliance With Laws and Insurance	16
	1.05E.	Hazardous Materials	16
	1.05F.	Compliance With Instruments of Record	16
	1.05G.	Alteration of Secured Property	16
	1.05H.	Parking	16
	1.05I.	Entry on Secured Property	17
	1.05J.	No Consent to Alterations or Repairs	17
	1.05K.	Preservation of Lien; Mechanic's Liens	17
	1.05L.	Use of Secured Property by Grantor	17
	1.05M.	Use of Secured Property by Public	17
	1.05N.	Management	17
1.06	Financial Information		18
	1.06A.	Financial Statements	18
	1.06B.	Right to Inspect Books and Records	19
1.07	Condemnation		19
	1.07A.	Beneficiary's Right to Participate in Proceedings	19
	1.07B.	Application of Condemnation Award	19
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Page

	1.07C.	Reimbursement of Costs	20
	1.07D.	Existing Obligations	20
1.08	Leases		21
	1.08A.	Performance of Lessor's Covenants	21
	1.08B.	Notice of Default	21
	1.08C.	Representations Regarding Leases	21
	1.08D.	Covenants Regarding Leases	22
	1.08E.	Application of Rents	23
	1.08F.	Indemnity Against Unapproved Lease Modifications and Amendments	23
	1.08G.	Security Deposits	23
1.09	Assignment of Leases, Rents, Income, Profits and Cash Collateral		23
	1.09A.	Assignment; Discharge of Obligations	23
	1.09B.	Entry Onto Secured Property; Lease of Secured Property	24
	1.09C.	License to Manage Secured Property	24
	1.09D.	Delivery of Assignments	24
	1.09E.	Indemnity	25
1.10	Further Assurances		25
	1.10A.	General; Appointment of Attorney-in-Fact	25
	1.10B.	Statement Regarding Obligations	25
	1.10C.	Additional Security Instruments	25
	1.10D.	Security Agreement	26
	1.10E.	Preservation of Grantor's Existence	27
	1.10F.	Further Indemnities	27
	1.10G.	Absence of Insurance	28
	1.10H.	Lost Note	28
1.11	Prohibition on Transfers, Liens or Further Encumbrances		28
	1.11A.	Continuing Ownership and Management	28
	1.11B.	Prohibition on Transfers, Liens or Further Encumbrances	28
	1.11C.	Acceleration of Obligations	29
	1.11D.	Condominium Conversion	29
1.12	Expenses		30

ARTICLE 2	REPRESENTATIONS AND WARRANTIES		30
2.01	Warranty of Title		30
2.02	Ownership of Additional or Replacement Improvements and Personal Property		30
2.03	No Pending Material Litigation or Proceeding; No Hazardous Materials		31
	2.03A.	Proceedings Affecting Grantor	31
	2.03B.	Proceedings Affecting Secured Property	31
	2.03C.	Reserved	31
	2.03D.	Reserved	31
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Page

2.04	Valid Organization, Good Standing and Qualification of Grantor; Other Organizational Information		31
2.05	Authorization; No Legal Restrictions on Performance		32
2.06	Compliance With Laws		32
2.07	Tax Status		33
2.08	Absence of Foreign or Enemy Status; Absence of Blocked Persons; Foreign Corrupt Practices Act		33
2.09	Federal Reserve Board Regulations		33
2.10	Investment Company Act and Public Utility Holding Company Act		34
2.11	ERISA		34

ARTICLE 3	DEFAULTS		34
3.01	Events of Default		34

ARTICLE 4	REMEDIES		36
4.01	Acceleration, Foreclosure, etc		36
	4.01A.	Foreclosure	36
	4.01B.	Partial Foreclosure	37
	4.01C.	Entry	37
	4.01D.	Collection of Rents, etc	38
	4.01E.	Receivership	38
	4.01F.	Specific Performance	38
	4.01G.	Recovery of Sums Required to be Paid	38
	4.01H.	Other Remedies	38
	4.01I.	Power of Sale	38
4.02	No Election of Remedies		41
4.03	Beneficiary's Right to Release, etc		41
4.04	Beneficiary's Right to Remedy Defaults, etc		41
4.05	Waivers		42
4.06	Prepayment		42

ARTICLE 5	MISCELLANEOUS		43
5.01	Non-Waiver		43
5.02	Sole Discretion of Beneficiary		44
5.03	Legal Tender		44
5.04	No Merger or Termination		44
5.05	Discontinuance of Actions		44
5.06	Headings		44
5.07	Notice to Parties		45
5.08	Successors and Assigns Included In Parties		46
5.09	Changes and Modifications		46
5.10	Applicable Law		46
5.11	Invalid Provisions to Affect No Others		46
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Page

5.12	Usury Savings Clause	46
5.13	No Statute of Limitations	46
5.14	Late Charges	46
5.15	WAIVER OF JURY TRIAL	47
5.16	Continuing Effectiveness	47
5.17	Time of Essence	47
5.18	Reserved	47
5.19	Non-Business Days	47
5.20	Single Purpose Entity	47
5.21	Tax Search Fee	51
5.22	Actions of Trustee	51
5.23	Trustee as Attorney	51
5.24	Substitution of Trustee	51
5.25	California Rider	52
5.26	Joint and Several	52
5.27	Counterparts	52
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DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Security Instrument"), dated as of July 20, 2023, from KR ONE PASEO RESIDENTIAL, LLC, a Delaware limited liability company ("Residential Grantor"), KR ONE PASEO RETAIL, LLC, a Delaware limited liability company ("Retail Grantor"), and KR ONE PASEO OFFICE, LLC, a Delaware limited liability company ("Office Grantor" and, together with Residential Grantor and Retail Grantor, individually or collectively as the context may require, "Grantor" or "Grantors"), each having an office at c/o Kilroy Realty Corporation, 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, to CHICAGO TITLE COMPANY, a California corporation ("Trustee"), having an office at 4911 Birch Street, Newport Beach, CA 92660, for the benefit of NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company ("Beneficiary"), having an office at 51 Madison Avenue, New York, New York 10010-1603.
Grantor has executed and delivered to Beneficiary a Promissory Note ("Note"), dated as of July 20, 2023, payable to the order of Beneficiary in the original principal sum of Three Hundred Seventy-Five Million and 00/100 Dollars ($375,000,000.00), lawful money of the United States of America. The Note is secured by this Security Instrument and the terms, covenants and conditions of the Note are hereby incorporated herein and made a part hereof.
In consideration of the sum of Ten Dollars ($10.00) paid and other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged and in order to secure the Obligations (as hereinafter defined), Grantor hereby mortgages, grants, assigns, releases, transfers, pledges and sets over to Trustee, its successors and assigns, in trust, WITH POWER OF SALE and right of entry and possession, for the benefit of Beneficiary and grants to Beneficiary a security interest in the following property now owned, or hereafter acquired by Grantor:
GRANTING CLAUSE ONE
All that tract or parcel of land ("Land") more particularly described in Exhibit A attached hereto and incorporated herein by this reference.
GRANTING CLAUSE TWO
All buildings, structures and improvements (collectively, "Improvements") now or hereafter located on the Land, including all machinery, apparatus, equipment and fixtures attached to, or used or procured for use in connection with the operation or maintenance of, any Improvement, all refrigerators, shades, awnings, venetian blinds, screens, screen doors, storm doors, storm windows, stoves, ranges, curtain fixtures, partitions, attached floor coverings and fixtures, apparatus, equipment or articles used to supply sprinkler protection and waste removal, laundry equipment, furniture, furnishings, appliances, office equipment, elevators, escalators, tanks, dynamos, motors, generators, switchboards, communication equipment, electrical equipment, television and radio systems, heating, plumbing, lifting and ventilating apparatus, air-cooling and air conditioning apparatus, gas and electric fixtures, fittings and machinery and all other personal property and equipment of every kind and description and all accessions, renewals and replacements thereof and all articles in substitution therefor, provided however, that the following shall be excluded: personal property of any Lessee (as hereinafter defined) that does not become the property of Grantor upon expiration or termination of the term of the Lease in question. Whether or not any of the foregoing are attached to the Land or any of the Improvements in any manner, all such items shall be deemed to be fixtures, part of the real estate and security for the Obligations. The Land and Improvements are herein collectively called "Premises". To the extent any of the Improvements are not deemed real estate under the laws of the State, they shall be deemed personal property and this grant shall include all of Grantor's right, title and interest in, under and to such personal property and all other personal property now or hereafter attached to or located upon the Premises (except to the extent set forth on Schedule B of that certain Certification of Inventory dated as of the date hereof from Grantor to Beneficiary (the "Certification of Inventory")) or used or useable in the management, maintenance or operation of the Improvements or the activities conducted on the Premises, including all computer hardware and software, but excluding personal property of any Lessee, unless such personal property becomes the property of Grantor upon expiration or termination of the Lease in question, and all accessions, renewals and replacements thereof and all articles in substitution therefor (collectively, "Personal Property").
GRANTING CLAUSE THREE
All now or hereafter existing easements and rights-of-way and all right, title and interest of Grantor, in and to any land lying within the right-of-way of any street, opened or proposed, adjoining the Premises, any and all sidewalks, alleys and strips and gores of land, streets, ways, passages, sewer rights, waters, water courses, water rights and powers, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, air rights, development rights, covenants, conditions, restrictions, credits and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to, or above or below the Premises, whether now or hereafter existing.
GRANTING CLAUSE FOUR
Except to the extent set forth on Schedule B of the Certification of Inventory, all intangible rights, interests and properties of Grantor relating to the Premises or any part thereof, and necessary or desirable for the continued ownership, use, operation, leasing or management thereof, whether now or hereafter existing, including any trademarks, service marks, logos or trade names relating to the Premises or by which the Premises or any part thereof may be known and any other franchises or other agreements relating to services in connection with the use, occupancy, or maintenance of the Premises, instruments, actions or rights in action and all intangible property and rights relating to the Premises; provided, however, that notwithstanding anything herein to the contrary, Grantor’s right to the non-exclusive use of the name "One Paseo" shall be preserved.
GRANTING CLAUSE FIVE
All accounts receivable, insurance policies (other than any blanket policy, provided that proceeds from any blanket insurance policies that are attributable to the Premises shall be included under this Granting Clause Five), interests, rights under all oil, gas and mineral leases and agreements and all benefits arising therefrom, and all other claims, both at law and in equity, relating to the Premises, which Grantor now has or may hereafter acquire.

GRANTING CLAUSE SIX
All estate, interest, right, title and other claim or demand which Grantor now has or may hereafter acquire in any and all awards or payments relating to the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Premises, including all awards resulting from a change of grade of any street and awards for severance damages, together, in all cases, with all interest thereon.
GRANTING CLAUSE SEVEN
All proceeds of, and any unearned premiums on, insurance policies to the extent covering all or any part of the Premises, including the right to receive and apply the proceeds of all insurance or judgments related to the Premises, or settlements made in lieu thereof.
GRANTING CLAUSE EIGHT
All estate, interest, right, title and other claim or demand which Grantor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Premises, including damage arising or resulting from any defect in or with respect to the design or construction of all or any part of the Improvements.
GRANTING CLAUSE NINE
All deposits or other security or advance payments, including rental payments, made by or on behalf of Grantor to others in connection with the Obligations or the ownership or operation of all or any part of the Premises, including any such deposits or payments made with respect to (a) Impositions (as hereinafter defined), (b) insurance policies (to the extent related to the Premises and specifically excluding any blanket policy), (c) utility service, (d) cleaning, maintenance, repair or similar services, (e) refuse removal or sewer service, (f) rental of equipment, if any, used by or on behalf of Grantor, and (g) parking or similar services or rights.
GRANTING CLAUSE TEN
All remainders, reversions or other estates in the Premises or any part thereof.
GRANTING CLAUSE ELEVEN
All management contracts, permits, certificates, licenses, approvals, contracts, entitlements and authorizations, however characterized, now or hereafter issued or in any way furnished for the acquisition, construction, development, operation and use of the Land, the Improvements or the Leases, including building permits, environmental certificates, licenses, certificates of operation or occupancy, warranties and guaranties, except, in each case, to the extent that such mortgage, grant, assignment, transfer or pledge is restricted by the terms of such management contract, permit, certificate, license, approval, contract, entitlement or authorization and such restriction is enforceable under applicable law.
GRANTING CLAUSE TWELVE

All right, title and interest of Grantor in and to all easements, roads, streets, ways, sidewalks, alleys, passages, sewer rights, other utility rights, encroachment rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, air rights, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to, or arising under any easements, declarations or agreements affecting the Secured Property, whether now or hereafter existing.
GRANTING CLAUSE THIRTEEN
All proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing, including personal property acquired by Grantor with cash proceeds.
TO HAVE AND TO HOLD the above granted and described Secured Property unto the Trustee and his successors or substitutes in this trust and to his or their successors or substitutes in trust in fee simple, forever.
DEFINITIONS AND INTERPRETATION
As used in this Security Instrument, the following terms shall have the meanings specified below:
"Acceptable Delaware LLC" means a limited liability company formed under Delaware law which (a) has at least one springing member, which, upon the dissolution of all of the members of the limited liability company or the withdrawal or the disassociation of all of the members from the limited liability company, shall immediately become the sole member of such limited liability company, (b) has a duly-appointed Independent Manager and (c) otherwise meets Beneficiary's criteria applicable to such entities.
"Alteration Threshold" shall mean an amount equal to $2,000,000.
"Assignment" shall mean the Assignment of Leases, Rents, Income and Cash Collateral, dated as of the date hereof, from Grantor, as assignor, to Beneficiary, as assignee.
"Beneficiary's Architect" shall mean a licensed architect or registered engineer approved by Beneficiary.
"Business Day" shall mean all days except Saturdays, Sundays, U.S. federal holidays or any other day on which banks are not required or authorized to close in the State of California.
"Code" shall mean the Uniform Commercial Code of the State.
"Condemnation Proceedings" shall have the meaning set forth in Section 1.07A.
"Delaware LLC Act" shall mean the Delaware Limited Liability Company Act (6 Del. C. § 18 101 et seq.), as amended from time to time.
"ERISA" shall have the meaning set forth in Section 2.11.

"Environmental Indemnity" shall have the meaning set forth in Section 1.05E.
"Event of Default" shall have the meaning set forth in Section 3.01.
"Governmental Agency" shall mean any government, quasi-governmental or government sponsored enterprise, legislative body, commission, board, regulatory authority, bureau, administrative or other agency, court, arbitrator, grand jury or any other public body or entity or instrumentality, whether domestic, foreign, federal, state, county or municipal.
"Guarantor" shall mean Kilroy Realty, L.P., a Delaware limited partnership, its successors, assigns and replacements subject to and in accordance with the terms of the Loan Instruments, and any indemnitor (other than Grantor) under the Environmental Indemnity or any subsequent Environmental Indemnity Agreement or similar agreement executed by Grantor and/or an indemnitor in favor of Beneficiary.
"Impositions" shall have the meaning set forth in Section 1.02A.
"Improvements" shall have the meaning set forth in Granting Clause Two.
"Increased Rate" shall have the meaning set forth in the Note.
"Independent Manager" shall have the meaning set forth in Section 5.20U.
"Individual Parcel" shall have the meaning set forth in Section 1.06A.
"Land" shall have the meaning set forth in Granting Clause One.
"Lease" and "Leases" shall have the respective meanings set forth in Section 1.08A.
"Legal Requirements" shall mean all present or future laws, statutes, permits, approvals, authorizations, franchises, ordinances, restrictions, orders, rules, codes, regulations, judgments, decrees, injunctions or requirements of all Governmental Agencies or any officers thereof, including any Board of Fire Underwriters.
"Lessee" shall have the meaning set forth in Section 1.08A.
"Loan" shall mean the mortgage loan evidenced by the Note and secured by this Security Instrument.
"Loan Instruments" shall mean the Note, this Security Instrument, the Assignment and each other instrument now or hereafter given to evidence, secure, indemnify, guaranty or otherwise assure or provide for the payment or performance of the Obligations or otherwise executed in connection with the Loan by Grantor, Guarantor or any other Person liable for any of the Obligations.
"Make-Whole Amount" shall have the meaning set forth in the Note.
"Material Action" shall mean (a) any proposed insolvency or bankruptcy proceeding of Grantor or any SPE Principal, (b) any dissolution or liquidation of Grantor or any SPE Principal,

and (c) any amendment or modification of any provision of Grantor's or any SPE Principals organizational documents relating to its purpose or bankruptcy-remote status.
"Maturity Date" shall have the meaning set forth in the Note.
"Note" shall have the meaning set forth in the second introductory paragraph of this Security Instrument.
"Obligations" shall mean and include all indebtedness, obligations, covenants, agreements and liabilities of Grantor to Beneficiary, including all obligations to pay interest, the Make-Whole Amount and all charges and advances, whether direct or indirect, existing, future, contingent or otherwise, due or to become due, pursuant to or arising out of or in connection with the Note, this Security Instrument, the Assignment or any other Loan Instrument, all modifications, extensions and renewals of any of the foregoing and all out-of-pocket expenses and costs of collection or enforcement, including attorneys' fees and disbursements actually incurred by Beneficiary in the collection or enforcement of any of the Loan Instruments or in the exercise of any rights or remedies pursuant to the Loan Instruments or applicable law.
"OFAC" shall have the meaning set forth in Section 2.08.
"Office Parcel" shall have the meaning set forth in Section 1.06A.
"Partial Foreclosure" shall have the meaning set forth in Section 4.01B.
"Permitted Encumbrances" shall mean collectively, (a) the lien and security interests created by this Security Instrument and the other Loan Instruments, (b) all liens, rights-of-way, encumbrances and other matters disclosed on Schedule B-I of that certain ALTA loan title insurance policy issued to Beneficiary (the "Title Policy"), (c) statutory liens, if any, for property taxes imposed by any Governmental Agency not yet due or delinquent or which are being contested in accordance with the terms of this Security Instrument, (d) existing Leases and new Leases entered into in accordance with this Security Instrument, (e) liens in connection with any permitted equipment leases, (f) any workers', mechanics' or other similar liens on the Premises provided that any such lien is inchoate or otherwise arising out of work performed by or at the request of Grantor provided that any such lien is bonded or discharged within thirty (30) days after such lien is of record or is being contested in accordance with the terms of this Security Instrument and the other Loan Instruments, (g) easements, rights-of-way, restrictions or other similar encumbrances encumbering the Premises to be entered into after the date hereof permitted pursuant to the express terms and provisions of the Loan Instruments, and (h) any other liens being contested in good faith in accordance with the terms and conditions of this Security Instrument.
"Person" shall mean a corporation, a limited or general partnership, a limited liability company or partnership, a joint stock company, a joint venture, a trust, an unincorporated association, a Governmental Agency, an individual or any other entity similar to any of the foregoing.
"Personal Property" shall have the meaning set forth in Granting Clause Two.
"Premises" shall have the meaning set forth in Granting Clause Two.

"Proceeds" shall have the meaning set forth in Section 1.03F(2).
"Rents" shall mean all rents, issues, profits, cash collateral, royalties, income and other benefits derived from the Secured Property or any part thereof (including benefits accruing from all present or future leases and agreements, including oil, gas and mineral leases and agreements).
"Residential Parcel" shall have the meaning set forth in Section 1.06A.
"Retail Parcel" shall have the meaning set forth in Section 1.06A.
"Secured Property" shall mean the Premises, the Personal Property and all other rights and interests described in the Granting Clauses of this Security Instrument.
"SPE Principal" shall mean the special purpose entity that is (a) the general partner of Grantor, if Grantor is a limited partnership, or the managing member of Grantor, if Grantor is a limited liability company (other than an Acceptable Delaware LLC, for which no SPE Principal shall be required) and (b) is an Acceptable Delaware LLC or a corporation that is a special purpose entity satisfying the requirements of Section 5.20.
"State" shall mean the State, Commonwealth or territory in which the Land is located.
"Transfer" shall have the meaning set forth in Section 1.11B.
"Unsecured Obligations" shall have the meaning set forth in Section 1.05E.
As used in this Security Instrument (a) words such as "herein", "hereof", "hereto", "hereunder" and "hereby" or similar terms refer to this Security Instrument as a whole and not to any specific Section or provision hereof; (b) wherever the singular or plural number or the masculine, feminine or neuter gender is used, it shall include each other number or gender; and (c) the word "including" shall mean "including, without limitation," and the word "includes" shall mean "includes, without limitation."
ARTICLE 1
COVENANTS AND AGREEMENTS
Grantor hereby covenants and agrees as follows:
1.01    Payment, Performance and Security. Grantor shall pay when due the amount of, and otherwise timely perform, all Obligations. This Security Instrument shall secure all Obligations, other than the Unsecured Obligations (as defined below).
1.02    Payment of Taxes, Assessments, etc.
1.02A.    Impositions. Grantor shall pay prior to delinquency, before any fine, penalty, interest or cost for the nonpayment thereof may be added thereto, and without any right of offset or credit against any interest or other amounts payable to Beneficiary pursuant to this Security Instrument or on the Note, all taxes, assessments, water and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, vault taxes or charges, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever (including penalties, interest costs and charges accrued or accumulated thereon), which at any time may be assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect to, or become a lien on, the Secured Property or any part thereof, or any appurtenance thereto (all of the foregoing collectively, "Impositions" and individually, an "Imposition").
1.02B.    Installments. Notwithstanding anything to the contrary contained in Section 1.02A, if by law any Imposition, at the option of the taxpayer, may be paid in installments, and provided interest shall not accrue on the unpaid balance of such Impositions, Grantor may exercise the option to pay the same in installments and, in such event, shall pay such installments prior to delinquency before any fine, penalty, interest or cost may be added thereto.
1.02C.    Receipts. Grantor, upon request of Beneficiary, will furnish to Beneficiary within ten (10) days before the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment thereof.
1.02D.    Evidence of Payment. The bill, certificate or advice of nonpayment, issued by the appropriate official (designated by law either to make or issue the same or to receive payment of any Imposition), of the nonpayment of an Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill. Grantor shall pay Beneficiary, on demand, all reasonable charges, costs and expenses of every kind including each tax service search fee or charge actually incurred by Beneficiary at any time or times during the term of this Security Instrument in connection with obtaining evidence reasonably satisfactory to Beneficiary that the payment of all Impositions is current and that there is no Imposition due and owing.
1.02E.    Payment by Beneficiary. If Grantor shall fail to pay any Imposition in accordance with the provisions of this Section 1.02, Beneficiary, at its option and at such time as it may elect, may pay such Imposition, but shall be under no obligation to do so. Grantor will repay to Beneficiary, on demand, any amount so paid by Beneficiary, with interest thereon at the Increased Rate from the date of such payment by Beneficiary to the date of repayment by Grantor. This Security Instrument shall secure each such amount and such interest.
1.02F.    Change in Law. In the event of the passage after the date of this Security Instrument of any law deducting the Obligations from the value of the Secured Property or any part thereof for the purpose of taxation or resulting in any lien thereon, or changing in any way the laws now in force for the taxation of this Security Instrument or the Obligations for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Beneficiary, then, and in such event, Grantor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Grantor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Loan or the Obligations wholly or partially usurious under any of the terms or provisions of the Note, this Security Instrument or otherwise, Beneficiary may, at its option, declare all Obligations secured by this Security Instrument, with interest thereon, to be due and payable within twelve (12) Business Days following written demand from Beneficiary, or Beneficiary may, at its option, pay that amount or portion of such taxes as renders the Loan or the Obligations unlawful or usurious, in which event Grantor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of such taxes.
1.02G.    Joint Assessment. Grantor shall not suffer, permit or initiate the joint assessment of the Premises and the Personal Property, or any other procedure whereby personal property taxes and real property taxes shall be assessed, levied or charged to the Secured Property as a single lien.
1.02H.    Permitted Contests. Notwithstanding anything herein to the contrary, if, and for so long as, Grantor is not in default pursuant to any of the Loan Instruments, Grantor shall have the right to contest the amount or the validity, in whole or in part, of any Imposition, by appropriate proceedings diligently conducted in good faith and without cost or expense to Beneficiary. Subject to the provisions of Section 1.02I and provided Grantor is in compliance with the provisions of the next sentence, Grantor may postpone or defer payment of such Imposition if Grantor, on or before the delinquency date thereof, shall, at Grantor's option, (1) deposit or cause to be deposited with Beneficiary a surety bond issued by a surety company of recognized responsibility acceptable to Beneficiary, guaranteeing and securing the payment in full of such Imposition, pending the determination of such contest, (2) deposit or cause to be deposited with Beneficiary an amount equal to one hundred percent (100%) of such Imposition or any balance thereof remaining unpaid, and from time to time, but not more frequently than quarterly, deposit amounts in order to keep on deposit at all such times an amount equal to one hundred percent (100%) of the Imposition remaining unpaid, or (3) furnish or cause to be furnished to Beneficiary other security reasonably satisfactory to Beneficiary. If such deposit is made or such security furnished and Grantor continues in good faith to contest the validity of such Imposition by appropriate legal proceedings which shall operate to prevent the collection of such Imposition so contested, the imposition of interest, fines or other penalties with respect to such Imposition and the sale of the Secured Property or any part thereof to satisfy such Imposition, Grantor shall have no obligation to pay such Imposition until such time as it has been finally determined to be a valid, due and payable Imposition. Upon termination of any such proceeding, or at any earlier time that Grantor shall have been adjudicated liable for the payment of such Imposition, Grantor shall pay in full the amount of such Imposition or part thereof as shall have been finally determined in such proceeding, together with all liabilities in connection therewith. Beneficiary shall have the full power and authority to apply or require the application of any amounts that may have been deposited pursuant to this Section 1.02H to payment of any unpaid Imposition. However, Beneficiary shall not have any liability for application of, or failure to apply, any amount so deposited, except for Beneficiary's intentional and willful failure to apply a deposited amount after Grantor shall have notified Beneficiary of such final decision and Grantor or the Person making such deposit shall have requested in writing the application of such amount to the payment of the particular Imposition with respect to which it was deposited. Beneficiary shall repay to Grantor, or as directed by Grantor, the remainder of any such deposit after payment in full of the related Imposition, unless Grantor shall be in default pursuant to any of the Loan Instruments. If a default then exists, Beneficiary may, in its discretion, apply all or any part of such remainder to the curing of such default. After the curing of all such defaults (and the payment in full of all then due and payable Impositions), Beneficiary shall pay the remainder of such surplus, if any, to Grantor.

1.02I.    No Lease Default. If contesting the validity or amount of any Imposition shall cause a breach of any of the terms, conditions or covenants required to be performed by Grantor as lessor under any Lease, Grantor shall not have the right to contest the same as provided in Section 1.02H, and Grantor shall pay such Imposition pursuant to Section 1.02A.
1.03    Insurance.
1.03A.    All Risk Coverage.
(1)    Grantor, at its sole cost and expense, shall keep the Improvements and the Personal Property insured against loss or damage by fire and against loss or damage by other risks now covered by All Risk" or "Special Perils" insurance, in form and substance satisfactory to Beneficiary. Such All Risk or Special Perils insurance shall cover acts of terrorism (both foreign and domestic) ("Terrorism Insurance") and earthquake insurance and windstorm insurance. If any of the Terrorism Insurance or earthquake insurance or windstorm insurance is obtained through a separate insurance policy rather than as part of an All Risk or Special Perils policy, the requirements set forth herein with respect to All Risk or Special Perils insurance, nevertheless, shall be deemed to apply to any such insurance provided in a separate policy, including the rent and/or business interruption insurance described in Section 1.03A(3) below. The deductible for the earthquake insurance shall not be greater than five percent (5%) of the replacement cost value of the Secured Property that is specifically applicable to earthquake insurance, as reasonably determined by Beneficiary.
(2)    The All Risk or Special Perils insurance shall be in an amount equal to at least one hundred percent (100%) of the full replacement cost of the Improvements and the Personal Property, including work performed for tenants, without deduction for depreciation. The "All Risk" or "Special Perils insurance" shall include coverage for law and ordinance, demolition and increased cost of construction and an agreed amount endorsement for the estimated replacement cost.
(3)    The All Risk or Special Perils insurance (including any terrorism, earthquake or windstorm coverage included in such insurance) shall include rent and/or business income interruption insurance coverage, including coverage for rental loss (a) of not less than eighteen (18) months of aggregate rentals or (b) Actual Loss Sustained, with no time element restrictions, and in the case of the coverage described in the preceding clause (a) or clause (b), an Extended Period of Indemnity of not less than twelve (12) months. The rental loss coverage with respect to each Lease shall include all Rent payable thereunder, including minimum rent, escalation charges, percentage rent and all other additional rent of every kind and any other amounts payable by tenants or other occupants, from time to time, at the Secured Property pursuant to Leases or otherwise.
1.03B.    Additional Coverage. Grantor, at its sole cost and expense, shall at all times also maintain:
(1)    Commercial general liability insurance against claims for bodily injury, personal injury or property damage, occurring in, on, under or about the Secured Property or in, on, under or about the adjoining streets, sidewalks and passageways; such insurance to be in amounts and in form and substance reasonably satisfactory to Beneficiary;
(2)    If the Improvements are located in a flood hazard area, flood insurance on the Improvements and the Personal Property, in an amount equal to one hundred percent (100%) of the full replacement cost of the Improvements and the Personal Property, including work performed for tenants, without deduction for depreciation and including rent and/or business interruption insurance as described in Section 1.03A(3) above;
(3)    Insurance, in such amounts as Beneficiary shall from time to time reasonably require, against loss or damage from leakage or explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus, now or hereafter installed in or on the Secured Property; and
(4)    Such other insurance and any replacements, substitutions or additions thereto as shall at any time be reasonably required by Beneficiary against other insurable hazards, including earthquake, as reasonably required by Beneficiary and in such amount as Beneficiary shall reasonably determine.
1.03C.    Separate Insurance. Grantor shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss with any insurance required hereunder. Grantor may, however, effect for its own account any insurance not required pursuant to the provisions of this Security Instrument, but any such insurance effected by Grantor on the Secured Property, whether or not required pursuant to this Section 1.03, shall be for the mutual benefit of Grantor and Beneficiary, as their respective interests may appear, and shall be subject to all other provisions of this Section 1.03.
1.03D.    Insurers; Policies.
(1)    All insurance provided for in this Section 1.03 shall be effected under valid and enforceable policies issued by financially responsible insurers, rated by A.M. Best as "A" or better and as having a class size of at least "X(10)" (provided, however, that insurers (i) providing less than 20% of the total limit of insurance and (ii) not within the primary layer of coverage may be rated by A.M. Best as "A-" or better and have a class size of at least "VIII") and authorized to do business in the State, with deductibles acceptable to Beneficiary and otherwise in form reasonably acceptable to Beneficiary and substance acceptable to Beneficiary. Except as provided in Section 1.03D(3), an original copy of all such policies shall be deposited with and held by Beneficiary and shall contain the standard non-contributory mortgagee clause in favor of Beneficiary and a waiver of subrogation endorsement, all in form and content satisfactory to Beneficiary. All such policies shall contain a provision that such policies will not be cancelled or materially amended (including any reduction in the scope or limits of coverage), without at least thirty (30) days' prior written notice to Beneficiary. Not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section 1.03, originals of the policies bearing notations evidencing the full payment of the annual premium or accompanied by other evidence satisfactory to Beneficiary of such payment shall be delivered by Grantor to Beneficiary.

(2)    Grantor's insurance policies may be part of a blanket insurance policy provided that (a) such blanket policy specifically lists the Secured Property as covered and includes the per occurrence and aggregate limits (if any) for the Secured Property, which limits must be acceptable to Beneficiary, (b) Beneficiary receives the documentation reasonably required to determine the adequacy of the shared blanket limits among the properties insured by the blanket policy, which documentation shall include, a list of the properties covered by the blanket policy, including the Secured Property, and their respective locations and a statement of insurable values for all Special Perils, for each of such properties, and a Catastrophe Loss Analysis by an independent, qualified catastrophe modeling firm, approved by Beneficiary, on an annual basis, and (c) the blanket policy includes an endorsement naming Beneficiary, with respect to any property insurance, as a certificate holder, mortgagee and lender loss payee and with respect to any liability insurance, as an additional insured. Notwithstanding the foregoing, as long as the blanket policy limit remains as per occurrence and reinstates after every loss, then with respect to clause (b) above, Beneficiary shall only require a list of properties located within the City of San Diego, California that are covered by the blanket policy, and their respective locations and a statement of insurable values for all Special Perils for such properties, and Beneficiary shall not require a Catastrophe Loss Analysis as provided above.
(3)    With respect to blanket insurance policies only, Beneficiary shall not require the delivery of original policies of insurance, provided that upon the closing of the Loan and upon each renewal of Grantor's "All Risk" insurance policy and commercial general liability insurance policy Grantor delivers to Beneficiary (i) an ACORD 28 with respect to the "All Risk" coverage and an ACORD 25 with respect to liability coverage, together with the Security Instrument Holder's clause, all of which must be in form and substance acceptable to Beneficiary and (ii) such other summaries, policy provisions, endorsements and/or other documentation, as may be requested by Beneficiary and that shall be reasonably satisfactory to Beneficiary.
1.03E.    Beneficiary's Right to Secure Coverage. If Grantor fails to furnish to Beneficiary and keep in force the original policies of insurance required by this Section 1.03, Beneficiary, at its option, may procure such insurance, which procurement, at Beneficiary's further option, may be by the purchase of insurance policies or by the addition of the Secured Property to Beneficiary's blanket policy. In the event that Beneficiary has exercised either of such options, promptly upon demand by Beneficiary, Grantor (i) will reimburse Beneficiary for all premiums on the policies purchased by Beneficiary or (ii) in the event Beneficiary has added the Secured Property to its blanket policy, will pay to Beneficiary an amount equal to the estimated cost of the insurance coverage which Beneficiary has added to its blanket policy had such coverage been obtained under a separate policy and not under a blanket policy, in either case, with interest thereon at the Increased Rate from the date Beneficiary pays such premiums to the date Grantor repays such premiums to Beneficiary in full. Until they are so repaid, this Security Instrument shall secure the amount of such premiums and interest.
1.03F.    Damage or Destruction. Upon the occurrence of any damage or casualty to the Secured Property or any part thereof, the following shall apply:
(1)    Grantor shall give Beneficiary written notice of such damage or casualty as soon as possible, but not later than five (5) Business Days following the date that Grantor obtains actual knowledge of the occurrence of such damage or casualty.

(2)    All proceeds of insurance ("Proceeds") paid or to be paid pursuant to any of the policies maintained pursuant to this Security Instrument shall be payable to Beneficiary. Grantor hereby authorizes and directs any affected insurer to make payment of the Proceeds directly to Beneficiary. Beneficiary may commingle, with other monies in Beneficiary's possession, all Proceeds received by Beneficiary. All such Proceeds shall constitute additional security for the Obligations and Grantor shall not be entitled to the payment of interest thereon. Beneficiary may settle, adjust or compromise all claims for loss, damage or destruction pursuant to any policy or policies of insurance.
(3)    Subject to the provisions of Section 1.03H below, Beneficiary shall have the option, in its discretion, and without regard to the adequacy of its security hereunder, of applying all or part of the Proceeds to (a) the Obligations, whether or not then due, in such order as Beneficiary shall determine, (b) the repair or restoration of the Secured Property, (c) reimburse Beneficiary for its costs and expenses in connection with the recovery of the Proceeds, or (d) any combination of the foregoing. Notwithstanding anything herein to the contrary, provided that (a) no Event of Default has occurred, other than an Event of Default as to which Beneficiary, in its sole discretion, has accepted a cure (or otherwise waived in Beneficiary's sole discretion) and (b) Beneficiary, in accordance with the terms of this Section 1.03, does not permit the Proceeds to be used for the restoration of the Secured Property and elects to apply such Proceeds to the Obligations, then no Make-Whole Amount shall be due with respect to such application of the Proceeds to the Obligations.
(4)    Nothing herein contained shall be deemed to excuse Grantor from repairing or maintaining the Secured Property as provided in Section 1.05 or restoring all damage or destruction to the Secured Property, regardless of whether there are Proceeds available or whether the Proceeds are sufficient in amount, and the application or release by Beneficiary of any Proceeds shall not cure or waive any Event of Default or notice of default pursuant to this Security Instrument or invalidate any act done pursuant to such notice.
1.03G.    Transfer of Interest in Policies. In the event of the foreclosure of this Security Instrument or other transfer of title or assignment of the Secured Property in payment and performance, in whole or in part, of the Obligations, all right, title and interest of Grantor in and to all policies of insurance required by this Section 1.03 shall inure to the benefit of, and pass to the purchaser or grantee of the Secured Property (except that with respect to blanket insurance policies, only claims and proceeds under such blanket insurance policies pertaining the Secured Property shall inure to the benefit of, and pass to, the purchaser or grantee of the Secured Property). If, prior to Beneficiary's receipt of the Proceeds, the Secured Property shall have been sold through the foreclosure of this Security Instrument or other similar proceeding, Beneficiary shall have the right to receive the Proceeds to the extent that any portion of the Obligations are still unpaid after application of the proceeds of the foreclosure sale or similar proceeding, together with interest thereon at the Increased Rate, plus attorney's fees and other costs and disbursements incurred by Beneficiary in connection with the collection of the Proceeds and in establishing the amount of and collecting the deficiency. Grantor hereby assigns, transfers and sets over to Beneficiary all of the Grantor's right, title and interest in and to said sum. The balance, if any, shall be paid to Grantor, or as otherwise required by law.

1.03H.    Grantor's Use of Proceeds.
(1)    Notwithstanding any provision herein to the contrary, but subject to the provisions of Section 1.03H(5), in the event of any destruction to the Secured Property by fire or other casualty resulting in damage to the Secured Property that does not exceed $2,000,000, so long as (i) Grantor has provided timely notice to Beneficiary of such casualty, (ii) no Event of Default has occurred (other than an Event of Default for which Beneficiary, in its sole discretion, has accepted a cure in writing or otherwise waived in writing) and (iii) Grantor is pursuing the settlement of all Proceeds associated therewith with reasonable diligence, Grantor shall be permitted to use such Proceeds for repair and restoration of the Improvements. Grantor shall promptly commence and diligently pursue all necessary repair and restoration.
(2)    Further notwithstanding any provision herein to the contrary, but subject to the provisions of Section 1.03H(5), in the event of any destruction to the Secured Property by fire or other casualty of not more than 30% of the leasable area of the Improvements but resulting in damage to the Secured Property of more than $2,000,000, the Proceeds shall be made available to Grantor for repair and restoration, after deducting therefrom and payment to Beneficiary of an amount equal to Beneficiary's reasonable costs in connection with collection, review and disbursement of the Proceeds of such damage or casualty, provided that:
(a)    The Proceeds are deposited with Beneficiary;
(b)    No Event of Default shall have occurred and be continuing under the terms of any of the Loan Instruments;
(c)    The insurer does not deny liability to any named insured;
(d)    Beneficiary is furnished with, and has approved (i) a complete, final set of plans and specifications for the work to be performed in connection with the repair or restoration, (ii) an estimate of the cost of repair and restoration, and (iii) a certificate of Beneficiary's Architect as to such costs;
(e)    The value, quality and condition of the Secured Property so repaired or restored shall be no less than that of the Secured Property prior to such damage or casualty;
(f)    Grantor furnishes Beneficiary with evidence reasonably satisfactory to Beneficiary that all Improvements so repaired or restored and their use shall fully comply with all applicable (i) easements, covenants, conditions, restrictions or other private agreements or instruments of record affecting the Secured Property and (ii) Legal Requirements;
(g)    If the estimated cost of such repair or restoration exceeds the Proceeds available, Grantor shall either (i) furnish a bond of completion or provide other evidence satisfactory to Beneficiary of Grantor's ability to pay such excess costs, or (ii) deposit with Beneficiary additional funds equal to such excess;
(h)    Beneficiary shall have received written notice of damage or casualty from Grantor within ten (10) days from the date that Grantor obtains actual knowledge of such damage or casualty, which notice shall state the date of such damage or casualty, and shall contain a request to Beneficiary to make the Proceeds available to Grantor;
(i)    Beneficiary shall have received a report or proof of claim from the insurer describing the damage or casualty and the insurer's payment therefor;
(j)    During and after the repair and restoration period, the aggregate monthly net income pursuant to rent and/or business income interruption insurance coverage and/or pursuant to all Leases remaining in full force and effect shall be in an amount sufficient to pay the monthly installments of principal and interest required to be paid on the Obligations, all payments for taxes and insurance required pursuant to Section 1.04 and all Secured Property operating expenses (provided, Grantor may deposit funds with Beneficiary to cover such payments and expenses), as reasonably estimated by Beneficiary; and
(k)    the Projected Hybrid DCR (as such term is defined in that certain Reserve Deposit Agreement dated as of the date hereof) for both during and after the repair and restoration is not less than 1.10 to 1.00, taking into account for the repair and restoration period, proceeds of rent and/or business income interruption insurance and any deposits made by Grantor pursuant to Section 1.03(H)(2)(j) above.
(3)    Beneficiary shall disburse the Proceeds during the course of repair or restoration upon (a) the certification of Beneficiary's Architect as to the cost of the work done, (b) the conformity, as reasonably determined by Beneficiary, of the work to plans and specifications approved by Beneficiary, and (c) receipt of evidence from a title insurance company reasonably acceptable to Beneficiary that there are no liens (other than Permitted Encumbrances) arising out of the repair or restoration or otherwise. Notwithstanding the above, a portion of the Proceeds may be released prior to the commencement of repair or restoration to pay for items approved by Beneficiary in its discretion. Subject to satisfaction of the foregoing conditions, Beneficiary shall make such disbursements within ten (10) Business Days after a written request by Grantor. No payment made prior to the final completion of work shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of the Proceeds (together with any funds for payment of costs of restoration deposited by Grantor with Beneficiary) remaining with Beneficiary must be at least sufficient to pay for the cost of completion of the work (as estimated by Beneficiary in its discretion), free and clear of liens. Beneficiary shall make final payment after receipt of a certification of Beneficiary's Architect confirming the completion of the work in accordance with plans and specifications approved by Beneficiary.
(4)    Provided no Event of Default has occurred (other than an Event of Default which Beneficiary, in its sole discretion, has accepted a cure in writing or otherwise waived in writing), Beneficiary shall return to Grantor the balance of the Proceeds, but not the balance of any Award, after full disbursement in accordance with Sections 1.03H(2) and (3).
(5)    In all cases in which any destruction of the Secured Property by fire or other casualty occurs during the last twelve (12) months prior to the Maturity Date, or in Beneficiary's reasonable determination, Grantor is not proceeding with the repair or restoration in a manner that would entitle Grantor to have the Proceeds disbursed to it, or for any other reason

Beneficiary reasonably determines that Grantor shall not be entitled to the Proceeds pursuant to the terms of this Security Instrument, Beneficiary shall have the options set forth in Section 1.03F(3).
(6)    Under no circumstances shall Beneficiary become personally liable for the fulfillment of the terms, covenants and conditions contained in any of the Leases or obligated to take any action to repair or restore the Secured Property.
1.04    Escrow Payments. To further secure the Obligations as to payment of the Impositions (as set forth in Section 1.02) and premiums for insurance (as set forth in Section 1.03), Grantor will pay to Beneficiary, or its designee, on the due date of each monthly installment of principal and/or interest pursuant to the Note, a sum equal to the Impositions and insurance premiums next due on the Secured Property, all as reasonably estimated by Beneficiary, less all sums already paid with respect to the Impositions and insurance premiums for such period, divided by the number of months to elapse before one month prior to the date when such Impositions and insurance premiums shall become due and payable. Beneficiary or its designee shall hold all payments without any obligation for the payment of interest thereon to Grantor and free of all liens or claims on the part of creditors of Grantor and as a part of the Secured Property. Beneficiary or its designee shall use such payments to pay current Impositions and insurance premiums, as the same accrue and are payable. Such payments shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Beneficiary, or its designee. If at any time and for any reason Beneficiary reasonably determines that such payments are insufficient to pay the Impositions and insurance premiums in full as they become payable, Grantor will pay to Beneficiary or its designee, within ten (10) days after written demand therefor, such additional sum or sums as may be required in order for Beneficiary or its designee to so pay such Impositions and insurance premiums in full. Grantor shall furnish Beneficiary with the bills therefor within sufficient time to enable Beneficiary or its designee to pay the Impositions and insurance premiums before any penalty attaches and before any policy lapses. Upon any Event of Default (other than an Event of Default which Beneficiary, in its sole discretion, has accepted a cure in writing or otherwise waived in writing), Beneficiary may, at its discretion and without regard to the adequacy of its security hereunder, apply any unused portion of such payments to the payment of the Obligations in such manner as it may elect. Transfer of legal title to the Secured Property shall automatically transfer to the new owner any then remaining rights of Grantor in all sums held by Beneficiary pursuant to this Section 1.04.
1.05    Care and Use of the Premises.
1.05A.    Maintenance and Repairs. Grantor, at its sole cost and expense, shall (1) take good care of the Secured Property and the sidewalks and curbs adjoining the Secured Property and keep the same in good order and condition, ordinary wear and tear excepted, (2) make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, (3) not commit or suffer to be committed any physical waste of the Secured Property, and (4) not knowingly do or suffer to be done anything which will increase the risk of fire or other hazard to the Secured Property or any part thereof.
1.05B.    Standard of Repairs. The necessity for and adequacy of repairs to the Secured Property pursuant to Section 1.05A shall be measured by the standard which is appropriate for a first-class retail, residential and office mixed-use development and related facilities of similar construction and type located in the San Diego County, California metropolitan area. Further, Grantor shall make all repairs necessary to avoid any structural damage to the Improvements and to keep the Secured Property in a proper condition for its intended use. When used in this Section 1.05, the terms "repair" and "repairs" shall include all necessary renewals and replacements. Grantor shall make all repairs with new, first-class materials and in a good, substantial and workerlike manner which shall be no less than the quality and class to the original work.
1.05C.    Removal of Equipment. Grantor shall have the right, at any time and from time to time, to remove and dispose of equipment which may have become obsolete or unfit for use or which is no longer useful in the operation of the Secured Property. Grantor will promptly replace all equipment so disposed of or removed with other equipment of a value and serviceability not less than than the original value and serviceability of the equipment so removed or disposed of, free of all liens, claims or other encumbrances. If by reason of technological or other developments in the operation and maintenance of buildings of the general character of the Improvements, no replacement of the building equipment so removed or disposed of is necessary or desirable in the proper operation or maintenance of the Improvements, Grantor shall not be required to replace same. The security interest of this Security Instrument shall cover all such replacement equipment.
1.05D.    Compliance With Laws and Insurance. Grantor shall promptly comply with all applicable Legal Requirements including maintaining the Secured Property in compliance with all applicable Legal Requirements. Grantor shall not bring or keep any article upon the Secured Property or cause or permit any condition to exist thereon which would be prohibited by or would invalidate any insurance coverage maintained, or required hereunder to be maintained, by Grantor on or with respect to any part of the Secured Property. Grantor shall do all other acts, which from the character or use of the Secured Property are reasonably necessary to protect the Secured Property. Upon request of Beneficiary, Grantor shall furnish to Beneficiary a copy of any license, permit or approval required by any Governmental Agency with respect to the Secured Property and/or the operations conducted thereon.
1.05E.    Hazardous Materials. Grantor has provided representations, warranties and covenants regarding environmental matters set forth in that certain Environmental Indemnity Agreement of even date herewith made by Grantor for the benefit of Beneficiary (the "Environmental Indemnity"), which such representations, warranties and covenants are hereby incorporated herein by this reference as if fully set forth herein. Subject to the following sentence, any breach or default with respect to such matters that remains uncured after notice and expiration of the cure periods under Section 3.01 will constitute an Event of Default hereunder. Notwithstanding the foregoing or anything to the contrary herein, this Security Instrument shall not be deemed or construed to secure the Environmental Indemnity, or any of the representations, warranties and covenants contained therein (the "Unsecured Obligations").
1.05F.    Compliance With Instruments of Record. Grantor shall promptly perform and observe, or cause to be performed and observed, all terms, covenants and conditions of all instruments of record affecting the Secured Property, non-compliance with which may affect the priority of the lien of this Security Instrument, or which may impose any duty or obligation upon Grantor. Grantor shall do or cause to be done all things necessary to preserve intact and unimpaired all easements, appurtenances and other interests and rights in favor, or constituting any part, of the Secured Property.
1.05G.    Alteration of Secured Property. Grantor shall not demolish, remove, construct, restore, add to or alter any portion of the Secured Property or any extension thereof, or consent to or permit any such demolition, removal, construction, restoration, addition or alteration without Beneficiary's prior written consent, except for: (1) tenant improvement work provided for in any Lease in effect on the date hereof and in any other Lease entered into in accordance with the Loan Instruments; (2) ordinary, non-structural maintenance and decorative work; (3) alterations of the Improvements that are not structural in nature and the cost of which is not reasonably anticipated to exceed the Alteration Threshold; (4) alterations required for life/safety purposes or required by Legal Requirements; and (5) work performed in connection with the restoration of a Property after the occurrence of a casualty or condemnation in accordance with the terms and provisions of this Agreement.
1.05H.    Parking. Grantor shall comply with all applicable Legal Requirements for parking and shall grant no parking rights in the Secured Property other than those provided for in existing or future Leases, except with Beneficiary's prior written consent, which consent shall not be unreasonably withheld. The Secured Property shall contain at all times not less than the greatest of (i) the number of parking spaces required by the then applicable Legal Requirements and (ii) the number of parking spaces required by the then current Leases. If any part of the automobile parking areas included within the Secured Property is taken by condemnation or such areas are otherwise reduced, Grantor shall provide parking facilities in kind, size and location as required to comply with all Leases and with the parking requirements set forth herein. Any lease or other contract for such facilities must be assignable and must be otherwise in form and substance reasonably satisfactory to Beneficiary. Before entering into any such lease or other contract, Grantor will furnish to Beneficiary reasonably satisfactory assurance of the completion of such facilities free of all liens and in conformity with all applicable Legal Requirements.
1.05I.    Entry on Secured Property. Beneficiary or its representatives may enter upon and inspect the Secured Property at all reasonable times upon reasonable advance notice.
1.05J.    No Consent to Alterations or Repairs. Nothing contained in this Security Instrument shall in any way constitute the consent or request of Beneficiary, expressed or implied, by inference or otherwise, to use any particular contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of the Secured Property or any part thereof.
1.05K.    Preservation of Lien; Mechanic's Liens. Grantor shall do or cause to be done everything necessary so that the lien of this Security Instrument shall be fully preserved, at the sole cost of Grantor. Grantor shall discharge, pay or bond, or cause to be discharged, paid or bonded, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Secured Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom. Grantor shall have the right to contest in good faith any claim for such lien by appropriate legal proceedings and in accordance with all Legal Requirements, after notice to, but without cost or expense to, Beneficiary, provided that (a) no Event of Default exists, (b) such contest shall be promptly and diligently prosecuted by and at the expense of Grantor, (c) Beneficiary shall not thereby suffer any civil penalty, or be subjected to any criminal penalties or sanctions, (d) such contest shall be discontinued and such liens promptly paid if at any time all or any part of the Secured Property shall be in imminent danger of being foreclosed, sold, forfeited or otherwise lost or if the title, liens and security interest created by this Security Instrument or the priority thereof shall be in imminent danger of being impaired, (e) Grantor shall have set aside adequate reserves (in Beneficiary's judgment) for the payment of such liens, together with all interest and penalties thereon, and (f) Grantor shall have furnished such security as may be required in the proceeding or as may be reasonably requested by Beneficiary, to insure the payment of any such liens, together with all interest and penalties thereon.
1.05L.    Use of Secured Property by Grantor. Grantor shall use, or cause to be used, the Residential Parcel principally and continuously as and for a first-class residential development, the Office Parcel principally and continuously as and for a first-class office development, and the Retail Parcel principally and continuously as a first-class retail development. Grantor shall not use, or permit the use of, the Secured Property or any part thereof, for any other principal use without the prior written consent of Beneficiary. Grantor shall not initiate or acquiesce to any change in any zoning or other land use classification now or hereafter in effect and affecting the Secured Property or any part thereof without in each case obtaining Beneficiary's prior written consent thereto.
1.05M.    Use of Secured Property by Public. Grantor shall not suffer or permit the Secured Property, or any part thereof, to be used by the public as such, without restriction or in such manner as might impair Grantor's title to the Secured Property or any part thereof, or in such manner as would reasonably be expected to give rise to a valid claim or valid claims of adverse usage or adverse possession, or of any implied dedication to the public of the Secured Property or any part thereof.
1.05N.    Management. Management of the Premises shall be satisfactory to Beneficiary and shall be performed by Grantor and/or a management company (which may be an affiliate of Grantor) approved in writing by Beneficiary, which approval shall not be unreasonably withheld, and under a management contract reasonably satisfactory to Beneficiary, which management contract shall be subject and subordinate to the rights and title of Beneficiary under this Security Instrument. Notwithstanding the foregoing, Grantor represents to Beneficiary, and Beneficiary hereby agrees, that as of the date hereof (i) the management of the Retail Parcel is performed by KR One Paseo Retail, LLC without a management agreement and without payment of a property management fee, (ii) the management of the Office Parcel is performed by KR One Paseo Office, LLC without a management agreement and without payment of a property management fee and (iii) the management of the Residential Parcel is performed by Greystar California, Inc. pursuant to that certain Management Agreement dated January 25, 2019, as amended. In the event that Grantor engages any other Person to manage the Retail Parcel or the Office Parcel (or any portion thereof) or at any time KR One Paseo Retail, LLC or KR One Paseo Office, LLC commences charging a property management fee, Grantor shall enter into a management contract reasonably satisfactory to Beneficiary, which management contract shall be subject and subordinate to the rights and title of Beneficiary under this Security Instrument.

1.06    Financial Information.
1.06A.    Financial Statements. Grantor shall keep and maintain complete and accurate books and records of the earnings and expenses of the Secured Property. Grantor shall furnish to Beneficiary, at its own expense, within one hundred twenty (120) days after the end of each fiscal year and within forty-five (45) days after the end of each fiscal quarter of Grantor (including the fiscal year during which the Loan is closed and including, as to quarterly financial statements, the fiscal quarter for which annual financial statements are also due), annual or quarterly audited consolidated (with respect to all Individual Parcels) financial statements, as applicable, prepared and certified by an independent certified public accountant reasonably satisfactory to Beneficiary, in accordance with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing, if no Event of Default has occurred (other than an Event of Default for which Beneficiary, in its sole discretion, has accepted a cure in writing or otherwise waived in writing), the quarterly and annual financial statements may be unaudited and prepared and certified by any officer or other authorized party of Grantor. The annual and quarterly consolidated financial statements required hereunder shall include with respect to the Secured Property (and broken down for the residential portion of the Secured Property (the "Residential Parcel"), the office portion of the Secured Property (the "Office Parcel") and the retail portion of the Secured Property (the "Retail Parcel"; the Residential Parcel, the Office Parcel and Retail Parcel are each referred to herein as an "Individual Parcel"): (1) a balance sheet, (2) a statement of cash flows, (3) a reasonably detailed summary of operations, including all rents and other income derived from and all operating and capital expenses paid or incurred in connection with the Secured Property and (4) a certified rent roll and other pertinent information regarding the leasing as may be reasonably required by Beneficiary. With respect to the Retail Parcel, the financial statements shall also include annual sales figures for any Lessee that is required to provide such figures pursuant to its Lease. In addition to such financial statements, Grantor shall furnish to Beneficiary such interim statements of financial position and cash flows and such interim summaries of operations and interim rent rolls, including any of the information described in the foregoing clauses (1) through (4), as Beneficiary shall require; provided, however, than unless an Event of Default exists, Grantor shall not be required to furnish such interim statements, summaries or rent rolls more than two (2) times in any twelve (12) month period. As to any Guarantor, and without any expense to Beneficiary, Grantor shall furnish, or cause to be furnished, to Beneficiary, within one hundred twenty (120) days after the end of each fiscal year and within forty-five (45) days after the end of each fiscal quarter of each Guarantor, if any (including the fiscal year during which the Loan is closed and including, as to quarterly financial statements, the fiscal quarter for which annual financial statements are also due), annual or quarterly audited financial statements, as applicable, for each Guarantor, prepared and certified by an independent, certified public accountant, reasonably satisfactory to Beneficiary, in accordance with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing, if no Event of Default has occurred (other than an Event of Default for which Beneficiary, in its sole discretion, has accepted a cure in writing or otherwise waived in writing), the quarterly and annual financial statements for Guarantor may be unaudited and prepared and certified by any officer or other authorized party of Guarantor. The annual and quarterly financial statements required hereunder shall include a balance sheet, a statement of cash flows and a statement of profit and loss. Further notwithstanding the foregoing to the contrary, Beneficiary acknowledges and agrees that the quarterly and annual consolidated financial statements of Kilroy Realty, L.P. are publicly disclosed and, therefore, for the avoidance of doubt, said statements (which shall be in the form of a Form

10-Q and a Form 10-K) shall be acceptable as long as Beneficiary receives same from Kilroy Realty, L.P. in accordance with the terms of this Section 1.06A and said statements show the information required herein above. Grantor shall also deliver the certifications required by Section 5.20 of this Security Instrument within the same time frame set forth in this Security Instrument or any other applicable Loan Instrument for the delivery of annual financial statements.
1.06B.    Right to Inspect Books and Records. Beneficiary or its representatives shall have the right upon reasonable advance notice and at reasonable times to examine and make copies of all books and records and all supporting vouchers and data related to the Secured Property. Such examination may occur at the Secured Property or at Grantor's principal place of business and shall be at Grantor's sole cost and expense; provided, however, that unless an Event of Default exists, Beneficiary shall not conduct more than one (1) such examination in any twelve (12) month period.
1.07    Condemnation.
1.07A.    Beneficiary's Right to Participate in Proceedings. If the Secured Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (collectively, "Condemnation Proceedings"), Beneficiary shall have the right to participate in any such Condemnation Proceedings and all awards or payments (collectively, "Award") that may be made in any such Condemnation Proceedings are hereby assigned to Beneficiary, and shall be deposited with Beneficiary and applied in the manner set forth in this Section 1.07. Grantor shall give Beneficiary notice not later than ten (10) Business Days following the date that Grantor obtains actual knowledge of the actual or threatened (in writing) commencement of any Condemnation Proceedings affecting all or any part of the Secured Property, including all such Condemnation Proceedings as to severance and consequential damage and change in grade in streets, and will deliver to Beneficiary copies of any and all papers served or received in connection with any Condemnation Proceedings. Notwithstanding the foregoing, Beneficiary is hereby authorized, at its option, to commence, appear in and prosecute in its own or Grantor's name any action or proceeding relating to any Condemnation Proceedings and to settle or compromise any claim in connection therewith. No settlement for the damages sustained in connection with any Condemnation Proceedings shall be made by Grantor without Beneficiary's prior written approval, which shall not be unreasonably withheld. Grantor shall execute any and all further documents that may be required in order to facilitate the collection of each Award.
1.07B.    Application of Condemnation Award.
(1)    If at any time title or temporary possession of the whole or any part of the Secured Property shall be taken in any Condemnation Proceeding or pursuant to any agreement among Grantor, Beneficiary and/or those authorized to exercise the right of condemnation, Beneficiary, in its discretion and without regard to the adequacy of its security hereunder, shall have the right to apply any Award received to payment of the Obligations whether or not due, in such order as Beneficiary shall determine. Notwithstanding anything herein to the contrary, provided that (a) no Event of Default has occurred, other than an Event of Default as to which Beneficiary, in its sole discretion, has accepted a cure in writing or otherwise waived in writing and (b) Beneficiary, in accordance with the terms of this Section 1.07, does not permit the Award to be used for the restoration of the Secured Property and elects to apply such Award to the Obligations, then no Make-Whole Amount shall be due with respect to such application of the

Award to the Obligations. If all or substantially all of the Secured Property is taken and the amount of the Award received by Beneficiary is not sufficient to pay the then unpaid balance of the Obligations, the balance of the Obligations shall, at the option of Beneficiary, become immediately due and payable and Grantor shall, within ten (10) days after notice to Grantor that Beneficiary has so applied the Award, pay the difference between such balance and the amount of the Award. "Substantially all of the Secured Property" shall be deemed to have been taken if the balance of the Secured Property, in the reasonable judgment of Beneficiary, (a) cannot be restored to a self-contained and architecturally complete unit or units or (b) the balance of the Secured Property as restored will not be economically viable and capable of supporting all carrying charges and operating and maintenance expenses.
(2)    Notwithstanding any provision contained herein to the contrary, but subject to the provisions of Section 1.07B(3), if less than substantially all of the Secured Property shall be taken in a Condemnation Proceeding (except for a taking (a) of more than 30% of the leasable area of the Improvements, (b) of parking spaces such that the Secured Property will no longer comply with applicable Legal Requirements, and/or (c) that prevents access to the Premises or any material part thereof from a public right of way), Beneficiary shall, after deducting Beneficiary's reasonable costs in connection with collection, review and disbursement related to the Award and the Condemnation Proceeding, apply the balance of the Award to the cost of restoring, repairing or altering the remaining portion of the Secured Property, subject to the provisions of Section 1.03H (which provisions shall apply in all respects except that any reference therein to Proceeds shall be deemed to refer to the Award), and Grantor will promptly restore, repair or alter the remaining Secured Property, subject to the provisions of Section 1.03H. The provisions of this Section 1.07B(2) shall not apply unless Grantor shall furnish to Beneficiary evidence satisfactory to Beneficiary that the Secured Property, as so restored, reconstructed or altered, and its use would fully comply with all applicable Legal Requirements. The balance of the Award so deposited with Beneficiary, after disbursement in accordance with this Section 1.07B(2), shall be applied to the payment of the Obligations, whether or not due, in such order as Beneficiary shall determine (and, for the avoidance of doubt, so long as no Event of Default has occurred (other than an Event of Default for which Lender, in its sole discretion, has accepted a cure in writing or otherwise waived in writing), no Make-Whole Amount shall be due in connection therewith, as provided in Section 5(c) of the Note). The Award and other sums deposited with Beneficiary, until disbursed or applied as provided in this Section 1.07B(2), may be commingled with the general funds of Beneficiary, shall constitute additional security for the Obligations, and shall not bear interest.
(3)    In all cases in which any taking occurs during the last twelve (12) months prior to the Maturity Date, or in Beneficiary's reasonable judgment, Grantor is not proceeding with the repair or restoration in a manner that would entitle Grantor to have the Award disbursed to it, or for any other reason Beneficiary determines, in its reasonable judgment, that Grantor shall not be entitled to the Award pursuant to the terms of this Security Instrument, Beneficiary, without regard to the adequacy of its security hereunder, shall have the right to apply the Award to payment of the Obligations, whether or not due, in such order as Beneficiary shall determine.
1.07C.    Reimbursement of Costs. In the case of any taking covered by the provisions of this Section 1.07, Beneficiary (to the extent that Beneficiary has not been reimbursed therefor by Grantor) shall be entitled, as a first priority, to reimbursement out of any Award for all reasonable costs, fees, and expenses incurred in the determination and collection of the Award.
1.07D.    Existing Obligations. Notwithstanding any taking by Condemnation Proceedings or any application of the Award to the Obligations, Grantor shall continue to pay the monthly installments due pursuant to the Note, as well as all other sums secured by this Security Instrument. If prior to Beneficiary's receipt of the Award, the Secured Property shall have been sold through foreclosure of this Security Instrument or other similar proceeding, Beneficiary shall have the right to receive the Award to the extent that any portion of the Obligations are still unpaid after application of the proceeds of the foreclosure sale or similar proceeding, with interest thereon at the Increased Rate, plus attorneys' fees and other out-of-pocket costs and disbursements actually incurred by Beneficiary in connection with the collection of the Award and in establishing the amount of, and collecting, any deficiency. The application of the Award to the Obligations, whether or not then due or payable, shall not postpone, abate or reduce any of the periodic installments of interest or principal thereafter to become due pursuant to the Note or this Security Instrument until the Obligations are paid and performed in full.
1.08    Leases.
1.08A.    Performance of Lessor's Covenants. Grantor, as lessor, has entered and will enter into leases or licenses with tenants, as lessees or licensees, respectively, for parts or all of the Secured Property (all such leases and licenses are hereinafter referred to individually as a "Lease" and collectively as "Leases" and the lessees or licensees under such Leases are hereinafter referred to individually as a "Lessee" and collectively as "Lessees"). Grantor shall faithfully perform the lessor's covenants under the Leases. Grantor shall neither do, nor neglect to do, nor permit to be done (other than enforcing the terms of such Leases and exercising the lessor's remedies thereunder following a default or event of default on the part of any Lessee in the performance of its obligations pursuant to the Lease), anything which may cause the modification or termination of any of the Leases in violation of the provisions of this Security Instrument, or of the obligations of any Lessee or any other person claiming through such Lessee, or which would reasonably be expected to materially diminish or impair the value of any Lease or the rents provided for therein, or the interest of the lessor or of Beneficiary therein or thereunder. Each Lease shall make provision for the attornment of the Lessee thereunder to any person succeeding to the interest of Grantor as the result of any judicial or nonjudicial foreclosure or transfer in lieu of foreclosure hereunder, such provision to be in form and substance reasonably approved by Beneficiary, provided that nothing herein shall be construed to require Beneficiary to agree to recognize the rights of any Lessee under any Lease following any such foreclosure or transfer in lieu thereof unless Beneficiary shall expressly hereafter agree thereto in writing with respect to a particular Lease.
1.08B.    Notice of Default. Grantor shall give Beneficiary prompt notice of any notice of a material default or of any Event of Default, extension, renewal, expansion, surrender or cancellation given to or received from any Lessee or from any other Person with respect to any Lease affecting the Retail Parcel or the Office Parcel and shall furnish Beneficiary with a copy of each such notice.

1.08C.    Representations Regarding Leases. Grantor represents and warrants, with respect to all Leases in existence as of the date hereof, that, except as otherwise disclosed to Beneficiary in writing: (1) all representations made by it in the Leases are true; (2) all Improvements and the leased space demised and let pursuant to each Lease have been completed to the satisfaction of the applicable Lessee; (3) each Lessee is in possession of its leased space, has opened for business (with respect to the Leases affecting the Retail Parcel and Office Parcel) and has commenced payment of Rent under its Lease; (4) all Rents and other charges due and payable under the Leases have been paid; (5) no Rent has been prepaid, except as expressly provided pursuant to the applicable Lease; (6) there is no existing default or breach of any covenant or condition beyond applicable notice and cure periods on the part of lessor or, to Grantor's knowledge, any Lessee, under any Lease; (7) there are no options to purchase all or any portion of the Secured Property contained in any Lease; (8) there are no options to renew, cancel, extend or expand by any Lessee except as stated in the Leases;(9) there are no amendments of or modifications to any Leases except as disclosed in writing to Beneficiary; (10) Grantor (as successor-by-assignment to Kilroy Realty, L.P.) is the absolute owner of each Lease with full right and title to assign the same and the Rents thereunder to Beneficiary; (11) each Lease is valid and in full force and effect; (12) there is no outstanding assignment or pledge thereof or of the Rents due or to become due; (13) to Grantor's knowledge, no Lessee has any defense, set-off or counterclaim against Grantor; (14) no Rents payable pursuant to any Lease have been or will be anticipated, discounted, released, waived, compromised or otherwise discharged, except as may be expressly permitted by such Lease or as provided in a modification entered into in accordance with this Security Instrument; (15) all residential Leases are subject and subordinate to this Security Instrument; and (16) Grantor has delivered to Beneficiary true and correct copies of all of the Leases.
1.08D.    Covenants Regarding Leases. Grantor shall not, without the prior written consent of Beneficiary obtained in each instance:
(1)    lease to any Person, all or any part of the space in, on or over any of the Premises, except for residential Leases for actual occupancy by the Lessee made in the ordinary course of the business of owning and operating a first-class apartment project in a prudent manner, on Grantor's standard lease form, approved by Beneficiary from time to time (such approval not be unreasonably withheld), without material deviation therefrom;
(2)    cancel, terminate or accept a surrender or suffer or permit any cancellation, termination or surrender of any Lease or any guaranty of any Lease except (i) pursuant to a unilateral right of any lessee for which Grantor has no approval or discretion and (ii) with respect to any residential Lease for actual occupancy by the Lessee, canceled, terminated or surrendered, in the ordinary course of business of owning and operating a first class apartment project in a prudent manner;
(3)    modify or amend any Lease so as to (i) reduce the term thereof or the Rents payable thereunder, (ii) change any renewal provision contained therein, (iii) otherwise increase any obligation of Grantor thereunder, or (iv) reduce any obligation of Lessee thereunder;
(4)    commence any summary proceeding or other action to recover possession of any space demised pursuant to any Lease, other than a proceeding brought in good faith by reason of a default of any Lessee of which, except with respect to residential Leases, Grantor has provided written notice to Beneficiary;
(5)    receive or collect, or permit the receipt or collection of, any Rents for more than one month in advance of the payment due dates; provided, that the forgoing shall not be construed as prohibiting the collection of security deposits equal to one or more months' of Rents under any Lease;
(6)    take any other action with respect to any Lease which would reasonably be expected to impair the security of Beneficiary pursuant to this Security Instrument or the Assignment;
(7)    extend any Lease other than in accordance with the terms presently provided for therein; except residential leases for actual occupancy by the Lessee extended in the ordinary course of business of owning and operating a first-class apartment project in a prudent manner.
(8)    execute any agreement or instrument or create or permit a lien, in each case other than the Loan Instruments, which may be or become superior to any Lease;
(9)    suffer or permit to occur any release of liability of any Lessee (other than in connection with the termination of residential Leases in the ordinary course of business of owning and operating a first-class apartment project in a prudent manner) or the accrual of any right in any Lessee to withhold payment of any Rent;
(10)    sell, assign, transfer, mortgage, pledge or otherwise dispose of or encumber, whether by merger, consolidation, operation of law or otherwise, any Lease or any Rents;
(11)    alter, modify or change the terms of any guaranty of any Lease or consent to the release of any party thereto;
(12)    request, consent, agree to, or accept, the subordination of any Lease to any mortgage (other than this Security Instrument) or other encumbrance now or hereafter affecting the Premises; or
(13)    consent to the assignment of any Lease or any subletting of the Premises demised pursuant to any Lease, except with respect to any residential Lease for actual occupancy by the Lessee, assigned or sublet in the ordinary course of business of owning and operating a first-class apartment project in a prudent manner.
1.08E.    Application of Rents. Grantor shall use and apply all Rents from the Secured Property first to the payment and performance of the Obligations in accordance with the terms of the Loan Instruments, and then to the payment of all Impositions and the then-current or other then-incurred costs and expenses of management, operation, repair, maintenance, preservation, reconstruction and restoration of the Secured Property in accordance with the requirements of this Security Instrument and the obligations of Grantor as the lessor under any Lease. Grantor shall not use any Rents for purposes unrelated to the Secured Property unless and until all then-current payments of the Obligations, Impositions and such costs and expenses have been paid or provided for and adequate cash reserves have been set aside to ensure the timely future payment of all such items reasonably expected by Grantor to be incurred during the next twelve (12) months.
1.08F.    Indemnity Against Unapproved Lease Modifications and Amendments. In the event that Beneficiary or any grantee or assignee of Beneficiary takes title to, or otherwise comes into possession of, the Secured Property and thereafter a Lessee under a Lease attorns to Beneficiary or such other party pursuant to a Subordination, Non-Disturbance and Attornment Agreement entered into by Beneficiary and such Lessee, Grantor hereby indemnifies and holds Beneficiary harmless from and against any and all claims, liabilities, costs and expenses actually incurred by Beneficiary arising out of the enforcement by any Lessee against Beneficiary or any grantee or assignee of Beneficiary, of any affirmative claim, cost or expense, or any defense, abatement or right of set off under any modification or amendment to a Lease which is binding upon Beneficiary and which was entered into by Grantor after the date of this Security Instrument in violation of the requirements of subsection 1.08D hereof.
1.08G.    Security Deposits. Grantor shall hold and apply all tenant security deposits in accordance with the terms of the applicable Lease and in compliance with all applicable Legal Requirements. Beneficiary may require at any time following an Event of Default (other than an Event of Default for which Beneficiary, in its sole discretion, has accepted a cure in writing or otherwise waived in writing) that Grantor transfer to Beneficiary all tenant security deposits, including any letters of credit securing tenant lease obligations. Beneficiary shall hold such security deposits in accordance with all applicable Legal Requirements.
1.08H.    SNDAs. Upon Grantor's request and at Grantor's cost, Beneficiary shall deliver a subordination, non-disturbance and attornment agreement (an "SNDA") with respect any Leases at the Secured Property on Beneficiary's then-current form of SNDA, with such modifications thereto as may be reasonably acceptable to both Beneficiary and the lessee.
1.09    Assignment of Leases, Rents, Income, Profits and Cash Collateral.
1.09A.    Assignment; Discharge of Obligations. Grantor hereby unconditionally, absolutely and presently bargains, sells, grants, assigns, releases and sets over unto Beneficiary (1) all Leases and all other tenancies, occupancies, subleases, franchises and concessions of the Land or Improvements or which in any way affect the use or occupancy of all or any part of the Land or Improvements, and any other agreements affecting the use and occupancy of all or any part of the Land or Improvements, in each case, whether now or hereafter existing, and all right, title and interest of Grantor thereunder, including all rights to all security or other deposits, (2) all guarantees of the obligations of any lessee, licensee or other similar party under any of the foregoing, whether now or hereafter existing, and (3) the Rents, regardless of whether the Rents accrue before or after foreclosure or during the full period of redemption. For the aforesaid purpose, Grantor does hereby irrevocably constitute and appoint Beneficiary its attorney-in-fact, in its name, to receive and collect all Rents, as the same accrue, and, out of the amount so collected, Beneficiary, its successors and assigns, are hereby authorized (but not obligated) to pay and discharge the Obligations (including any accelerated Obligations) in such order as Beneficiary may determine and whether due or not, and to pay the remainder, if any, to Grantor, or as otherwise required by law. Neither this assignment nor any such action shall constitute Beneficiary as a "mortgagee in possession" or otherwise make Beneficiary responsible or liable in any manner with respect to the Secured Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Secured Property by any court at the request of Beneficiary or by agreement with Grantor, or the entering into possession of the Secured Property or any part thereof by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Secured Property or the use, occupancy, enjoyment or operation of all or any portion thereof. The assignment of all Leases and Rents in this Section 1.09 is intended to be an absolute, unconditional and present assignment from Grantor to Beneficiary and not merely the passing of a security interest. Grantor shall, at any time or from time to time, upon request of Beneficiary, execute and deliver any instrument as may be requested by Beneficiary to further evidence the assignment and transfer to Beneficiary of Grantor's interest in any Lease or Rents. Nothing herein shall in any way limit Beneficiary's remedies or Grantor's Obligations under the Assignment.
1.09B.    Entry Onto Secured Property; Lease of Secured Property. Upon the occurrence of an Event of Default (other than an Event of Default for which Beneficiary, in its sole discretion, has accepted a cure in writing or otherwise waived in writing), Beneficiary, at its option, may enter and take possession of the Secured Property and manage and operate the same as provided in Section 4.01, such management and operation to include the right to enter into Leases and new agreements and to take any action which, in Beneficiary's reasonable judgment, is necessary or proper to conserve the value of the Secured Property. The expenses (including any receiver's fees, attorneys' fees and agent's compensation) actually incurred pursuant to the powers herein contained shall be secured hereby. Beneficiary shall not be liable to account to Grantor for any action taken pursuant hereto other than to account for any Rents actually received by Beneficiary.
1.09C.    License to Manage Secured Property. Notwithstanding anything to the contrary contained in Section 1.09A or Section 1.09B, so long as there shall exist no Event of Default hereunder, Grantor shall have the license to manage and operate the Secured Property, including the right to enter into Leases, and collect all Rents as they accrue (but not more than one month in advance).
1.09D.    Delivery of Assignments. Grantor shall execute such additional documents as may be reasonably requested from time to time by Beneficiary, to evidence the assignment to Beneficiary or its nominee of the Leases now or hereafter made, such assignment documents to be in form and content reasonably acceptable to Beneficiary. Grantor shall deliver to Beneficiary, within thirty (30) days after Beneficiary's request, which absent an Event of Default shall be made not more often than one time in any twelve (12) month period, a duplicate original or photocopy of each Lease which is at the time of such request outstanding upon the Secured Property.
1.09E.    Indemnity. Grantor shall assert no claim or liability related to Beneficiary's exercise of its rights pursuant to this Section 1.09. Grantor expressly waives all such claims and liabilities. Grantor hereby holds Beneficiary harmless from and against any and all claims, liabilities and expenses of any kind or nature against or incurred by Beneficiary arising out of Beneficiary's exercise of its rights pursuant to this Section 1.09, including Beneficiary's management, operation or maintenance of the Secured Property or the collection and disposition of Rents; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend or hold harmless Beneficiary from and against any of the foregoing which is imposed on or incurred by Beneficiary by reason of Beneficiary's fraud, illegal acts, intentional and willful misconduct or gross negligence.
1.10    Further Assurances.
1.10A.    General; Appointment of Attorney-in-Fact. Upon request by Beneficiary, from time to time, Grantor shall prepare, execute and deliver, or cause to be prepared, executed and delivered, to Beneficiary, all instruments, certificates and other documents which may, in the reasonable judgment of Beneficiary, be necessary or reasonably desirable in order to effectuate, complete, perfect or continue and preserve the Obligations and the lien of this Security Instrument. Upon any failure by Grantor to do so, Beneficiary may prepare, execute and record any such instruments, certificates and documents for and in the name of Grantor and Grantor hereby appoints Beneficiary the agent and attorney-in-fact of Grantor for such purposes. This power is coupled with an interest and shall be irrevocable so long as any part of the Obligations remain unpaid or unperformed. Grantor shall reimburse Beneficiary for all reasonable sums expended by Beneficiary in preparing, executing and recording such instruments, certificates and documents and such sums shall be secured by this Security Instrument.
1.10B.    Statement Regarding Obligations. Grantor shall, within ten (10) days after request by Beneficiary, but not more often than twice in any twelve (12) month period unless an Event of Default exists, furnish Beneficiary with a written statement, duly acknowledged, setting forth (1) the unpaid principal balance of the Loan and the accrued but unpaid interest thereon, (2) whether or not any setoffs or defenses exist against the payment of such principal or interest, and (3) if such setoffs or defenses exist, the particulars thereof.
1.10C.    Additional Security Instruments. Grantor, from time to time and within fifteen (15) days after request by Beneficiary, shall execute, acknowledge and deliver to Beneficiary such chattel mortgages, security agreements or other similar security instruments, in form and substance reasonably satisfactory to Beneficiary, covering all property of any kind whatsoever owned by Grantor or in which Grantor may have any interest which, in the reasonable judgment of Beneficiary, is necessary to the operation and maintenance of the Secured Property or is otherwise a part of the Secured Property. Grantor, from time to time and within fifteen (15) days after request by Beneficiary, shall also execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement, supplementary mortgage or other document as Beneficiary may reasonably request in order to perfect, preserve, continue, extend or maintain the security interest under, and the priority of, this Security Instrument or such chattel mortgage or other security instrument, as a first lien. Grantor shall pay to Beneficiary on demand all reasonable costs and expenses actually incurred by Beneficiary in connection with the preparation, execution, recording, filing and refiling of any such instrument or document, including charges for examining title. Neither a request so made by Beneficiary, nor the failure of Beneficiary to make such a request, shall be construed as a release of such property, or any part thereof, from the lien of this Security Instrument. This covenant and each such mortgage, chattel or other security agreement or instrument, delivered to Beneficiary are cumulative and given as additional security. Grantor shall pay all premiums and related costs in connection with any title insurance policy or policies in full or partial replacement of the title insurance policy insuring the lien of this Security Instrument.
1.10D.    Security Agreement. This Security Instrument shall constitute a security agreement under Article 9 of the Code with respect to the Personal Property covered by this Security Instrument. Pursuant to the applicable Granting Clauses hereof, Grantor has granted Beneficiary a security interest in the Personal Property and in all additions and accessions thereto, substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Security Instrument. The following provisions relate to such security interest:
(1)    The Personal Property includes all of Grantor's right, title and interest in all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use on the Premises or otherwise relating to the Premises. For the avoidance of doubt, the Personal Property does not include any of the items set forth on Schedule B of the Certification of Inventory. If Grantor shall at any time acquire a commercial tort claim relating to the Premises, Grantor shall promptly notify Beneficiary in a writing signed by Grantor of the brief details thereof and grant to Beneficiary a security interest therein and in the proceeds thereof.
(2)    Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as "all assets used or procured for use or otherwise relating to" the Premises or "all assets of the debtor" or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Premises as defined, or in a manner consistent with the term as defined, in this Security Instrument and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor. Grantor agrees to provide any such information to Beneficiary promptly upon request. Grantor also ratifies its authorization for Beneficiary to have filed in any filing office in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Grantor shall pay to Beneficiary, within ten (10) days following written demand therefor, any and all reasonable costs and expenses actually incurred by Beneficiary in connection with the filing of any such initial financing statements and amendments, including reasonable attorneys' fees and all disbursements. To the extent not paid within such ten (10) day period, such costs and expenses shall bear interest at the Increased Rate from the date paid by Beneficiary until the date repaid by Grantor and such costs and expenses together with such interest, shall be part of the Obligations and shall be secured by this Security Instrument.
(3)    Grantor shall any time and from time to time take such steps as Beneficiary may reasonably request for Beneficiary to obtain "control" of any Personal Property for which control is a required method to perfect or to insure priority of the security interest in such Personal Property granted hereby.

(4)    Upon the occurrence of an Event of Default (other than an Event of Default as to which Beneficiary, in its sole discretion, has accepted a cure in writing or otherwise waived in writing), Beneficiary shall have the rights and remedies of a secured party under the Code as well as all other rights and remedies available at law or in equity or under this Security Instrument.
(5)    From the date of its recording, this Security Instrument shall be effective as a fixture financing statement with respect to the Premises and the goods described herein, which goods are or are to become fixtures related to the Premises. The addresses of Grantor (Debtor) and Beneficiary (Secured Party) are set forth in Section 5.07 of this Security Instrument. This Security Instrument is to be filed for recording with the Recorder of Deeds of the county where the Premises is located. For this purpose, the following information is set forth:
(a)    Name of Debtor: KR One Paseo Residential, LLC, a Delaware limited liability company, KR One Paseo Retail, LLC, a Delaware limited liability company, and KR One Paseo Office, LLC, a Delaware limited liability company
(b)    Name of Secured Party: New York Life Insurance Company
(c)    Debtor's state of formation is Delaware.
(6)    If Grantor does not have an organizational identification number and later obtains one, Grantor shall forthwith notify Beneficiary of such organizational identification number.
(7)    Terms defined in the Code and not otherwise defined in this Security Instrument have the same meanings in this Section 1.10D as are set forth in the Code. In the event that a term is used in Article 9 of the Code and also in another Article of the Code, the term used in this Section 1.10D is that used in Article 9. The term "control", as used in this Paragraph, has the meaning given in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Code, as applicable.
1.10E.    Preservation of Grantor's Existence. Grantor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and of the State, and shall comply with all applicable Legal Requirements. Unless Grantor has provided Beneficiary with at least thirty (30) days' prior written notice thereof, Grantor shall not change its place of business (or if Grantor has more than one place of business, its chief executive office), mailing address or organizational identification number if it has one.
1.10F.    Further Indemnities. In addition to any other indemnities contained in the Loan Instruments, Grantor hereby agrees to indemnify and hold Beneficiary harmless from and against all losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including architects', engineers' and attorneys' fees and disbursements which are incurred or asserted against Beneficiary by reason of: (1) the construction of the Improvements, (2) any capital improvements, other work or things, done in, on, under or about the Secured Property or any part thereof, (3) any use, nonuse, misuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Secured Property or any part thereof or any street, drive, sidewalk, curb, passageway or space adjacent thereto, (4) any negligence or willful act or omission on the part of Grantor, any Lessee or any agent, contractor, servant, employee, licensee or invitee of any Lessee or of Grantor, (5) any accident, injury (including death) or damage to any person or property occurring in, on, under or about the Secured Property or any part thereof or in, on, under or about any street, drive, sidewalk, curb, passageway or space adjacent thereto, (6) any default under any Loan Instrument or any Event of Default, (7) any lien or claim arising or alleged to have arisen on or against the Secured Property or any part thereof under any applicable Legal Requirement or any liability asserted against Beneficiary with respect thereto, (8) any tax attributable to the execution, delivery, filing or recording of any Loan Instrument, (9) any contest permitted pursuant to the provisions of this Security Instrument, or (10) the enforcement or attempted enforcement of this indemnity. Grantor's liability pursuant to this Section 1.10F shall be limited (a) with respect to (1) – (5) and (7) – (9) above, to events occurring prior to the foreclosure of this Security Instrument or other transfer of title to the Secured Property in extinguishment in whole or in art of the Loan, and (b) to the extent any of Beneficiary's losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses arise from the gross negligence or willful misconduct of Beneficiary, its agents or employees.
1.10G.    Absence of Insurance. The obligations of Grantor under this Security Instrument and the other Loan Instruments shall not in any way be affected by (1) the absence, in any case, of adequate insurance, (2) the amount of the insurance or (3) the failure or refusal of any insurer to perform any obligation required to be performed by it pursuant to any insurance policy affecting the Secured Property. If any claim, action or proceeding is made or brought against Beneficiary by reason of any event as to which Grantor is obligated to indemnify Beneficiary, then, upon demand by Beneficiary, Grantor, at Grantor's sole cost and expense, shall resist or defend such claim, action or proceeding in Beneficiary's name, if necessary, by such attorneys as Beneficiary shall reasonably approve. Notwithstanding the foregoing, Beneficiary may engage its own attorneys, in its discretion, to defend it or to assist in its defense, and Grantor shall pay the fees and disbursements of such attorneys and, if not paid within ten (10) days following written demand therefor, such amounts shall bear interest at the Increased Rate and shall be secured by this Security Instrument.
1.10H.    Lost Note. Upon Beneficiary furnishing to Grantor an affidavit stating that the Note has been mutilated, destroyed, lost or stolen and a lost note indemnity, Grantor shall deliver to Beneficiary, in substitution therefor, a new note containing the same terms and conditions as the Note, with a notation thereon of the unpaid principal balance and accrued and unpaid interest thereon. Upon execution and delivery of the replacement note, all references in any of the Loan Instruments to the "Note" shall mean the replacement note.
1.11    Prohibition on Transfers, Liens or Further Encumbrances.
1.11A.    Continuing Ownership and Management. Grantor acknowledges that the continuous ownership of the Secured Property and its continuous management and operational control by Grantor are material to the making of the Loan.
1.11B.    Prohibition on Transfers, Liens or Further Encumbrances. Except with the prior written consent of Beneficiary, neither Grantor, nor any other Person, may transfer, convey, assign, sell, alienate, mortgage, encumber, pledge, hypothecate, grant a security interest in, or otherwise dispose of (in each instance whether voluntarily or involuntarily, by operation of law or otherwise, directly or indirectly, and, in each case, also prohibiting the granting of an option or the execution of an agreement relating to any of the foregoing):
(1)    all or any part of the Secured Property and/or the Rents, or any interest therein;
(2)    any legal or beneficial ownership interest in Grantor or in any of Grantor's constituent entities, whether direct or indirect, and on all levels, whether made directly or through an intermediary, and whether made in one transaction or effected in more than one transaction; or
(3)    the direct or indirect control of Grantor.
Without limiting the generality of the foregoing, for purposes of this Section 1.11, a transfer or disposition of the Secured Property (or the Rents, as applicable) or any part thereof or interest therein shall include (a) the change of Grantor's type of organization, jurisdiction of organization or other legal structure, (b) the transfer of the Secured Property or any part thereof or interest therein to a cooperative corporation or association, (c) except as provided in Section 1.11D below, the conversion of all or any part of the Secured Property or interest therein to a condominium form of ownership, (d) any lease for space in any Improvements for purposes other than occupancy by the tenant, (e) any lease for space in the Improvements containing an option to purchase, (f) any conditional sale or any title retention agreement with regard to, all or any part of the Secured Property or the Rents, (g) unless Grantor has provided Beneficiary with at least thirty (30) days prior written notice thereof, any change of Grantor's name or any change of Grantor's organizational identification number if it has one and (h) any division of a limited liability company into multiple entities or series pursuant to Section 18-217 of the Delaware LLC Act with an allocation of Secured Property to any such entity. Any action or event described in this Section 1.11B is herein called a "Transfer" and all Transfers are prohibited without the prior written consent of Beneficiary.
1.11C.    Acceleration of Obligations. In the event of a Transfer without the prior written consent of Beneficiary, Beneficiary may, without limiting any other right or remedy available to Beneficiary at law, in equity or by agreement with Grantor, and in Beneficiary's discretion, and without regard to the adequacy of its security, accelerate the maturity of the Note and require the payment of all then existing Obligations, including the Make-Whole Amount provided in Section 4.06. The giving of consent by Beneficiary to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.
1.11D.    Condominium Conversion. Notwithstanding clause (b) of Section 1.11B, Beneficiary shall have the right to implement a condominium regime with respect to the Residential Parcel, provided that (i) no Event of Default has occurred (other than an Event of Default for which Beneficiary, in its sole discretion, has accepted in writing a cure), (ii) all documents required in connection with said conversion have been reviewed and approved by Beneficiary in Beneficiary's reasonable discretion, (iii) no condominium units are sold or listed for sale while any portion of the Obligations remains outstanding and (iv) no Leases are impacted in any way. In connection with such condominium conversion of the Residential Parcel, Beneficiary shall have the right to require (a) any modifications or amendments to the Loan Instruments as

Beneficiary reasonably deems necessary or desirable, (b) a collateral assignment of Grantor's interest under any condominium declaration, (c) undated resignation letters from all directors of the condominium association to be held by Beneficiary until the Obligations have been repaid in full, (d) voting proxies in favor of Beneficiary from all directors of the condominium association, (e) a date down and modification endorsement to Beneficiary's title insurance policy in connection with recording of the condominium documents and (f) such other documentation or instruments that Beneficiary reasonably deems necessary in connection with the condominium conversion. Grantor shall pay all of Beneficiary's reasonable costs and expenses in connection with such condominium conversion including, without limitation, all of Beneficiary's reasonable attorneys' fees.
1.12    Expenses. Promptly after Beneficiary's demand therefor, Grantor shall pay Beneficiary for all costs and expenses, including attorneys' fees and expenses and costs of obtaining evidence of title, actually incurred by Beneficiary in connection with any action, suit, legal proceeding, claim or dispute (a) arising under or in connection with the performance of any rights or obligations under any Loan Instrument or affecting the Obligations or the Secured Property, (b) involving any insurance proceeds or condemnation awards with respect to the Secured Property, (c) to protect the security hereof, or (d) of any other kind or nature in which Beneficiary is made a party relating to the Secured Property or the Loan, or appears as a party, including those related to the estate of an insolvent or decedent or any bankruptcy, receivership, or other insolvency under any chapter of the Bankruptcy Code (Title 11 of the United States Code), as amended, or any other insolvency proceeding or any exercise of the power of sale or judicial foreclosure as set forth in this Security Instrument. If the Obligations are referred to attorneys for collection, foreclosure or any cause set forth in Article 3, Grantor shall pay all costs and expenses actually incurred by Beneficiary, including attorneys' fees and expenses, all costs of collection, litigation costs and costs (which may be estimated as to items to be expended after completion of any foreclosure or other action) of procuring title insurance policies, whether or not obtained, Torrens certificates and similar assurances with respect to title and value as Beneficiary may deem necessary together with all statutory costs, with or without the institution of an action or proceeding. All costs and expenses described in this Section 1.12, with interest thereon at the Increased Rate from the date paid by Beneficiary to the date paid by Grantor, shall be paid by Grantor within ten (10) days follow written demand therefor, and shall be secured by this Security Instrument.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
Grantor represents and warrants:
2.01    Warranty of Title. Grantor (a) lawfully owns and holds title to the Land and Improvements, in fee simple, subject to no mortgage, lien, charge or other encumbrance, except for Permitted Encumbrances, (b) has full power and lawful authority to grant, bargain, sell, convey, assign, release, pledge, set over, transfer and mortgage the Secured Property as set forth herein, (c) lawfully owns and holds all of its right, title and interest in and to the Personal Property subject to no mortgage, lien, charge or other encumbrance, except for Permitted Encumbrances, and (d) does warrant and will defend the title to the Secured Property against all claims and demands whatsoever.

2.02    Ownership of Additional or Replacement Improvements and Personal Property. All Improvements and Personal Property hereafter affixed, placed or used by Grantor on the Secured Property shall be owned by Grantor free from all mortgages, liens, charges or other encumbrances, other than Permitted Encumbrances.
2.03    No Pending Material Litigation or Proceeding; No Hazardous Materials.
2.03A.    Proceedings Affecting Grantor. Except as set forth in Exhibit B of that certain Certification of No Material Change and No Damage dated as of the date hereof delivered by Grantor to Beneficiary, there are no actions, suits, investigations or proceedings of any kind pending or, to the best knowledge and belief of Grantor, threatened in writing, against or affecting Grantor, or the Guarantor, or against any shareholder (provided, however, that, Grantor makes no representations with respect to shareholders of a publicly traded entity on a nationally recognized U.S. stock exchange), general partner or member of Grantor or the Guarantor, or the business, operations, properties or assets of Grantor or any shareholder (provided, however, that, Grantor makes no representations with respect to the business, operations, properties or assets of shareholders of a publicly traded entity on a nationally recognized U.S. stock exchange), general partner or member of Grantor or the Guarantor, or before or by any Governmental Agency, which would reasonably be expected to result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Grantor or the Guarantor or any general partner or member of Grantor or the Guarantor, or in the ability of Grantor to pay or otherwise perform the Obligations. To the best knowledge and belief of Grantor, no default exists with respect to any judgment, order, writ, injunction, decree, demand, rule or regulation of any Governmental Agency, which would reasonably be expected to materially and adversely affect the business, operations, properties or assets or the condition, financial or otherwise, of Grantor or the Guarantor or any general partner or member of Grantor or the ability of Grantor to pay or otherwise perform the Obligations.
2.03B.    Proceedings Affecting Secured Property. There are no actions, suits, investigations or proceedings of any kind pending, or, to the best knowledge and belief of Grantor, threatened in writing, against or affecting the Secured Property (including any attempt or written threat by any Governmental Agency to condemn or rezone all or any portion of the Secured Property) that would have a material adverse effect on the Secured Property, or involving the validity, enforceability or priority of the Loan Instruments or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Secured Property or the performance by Grantor of the Obligations, and there are no rent controls, governmental moratoria or environmental controls (other than those generally imposed by federal, state or local law) presently in existence or, to the best knowledge and belief of Grantor, threatened in writing, affecting the Secured Property.
2.03C.    Reserved.
2.03D.    Reserved.
2.04    Valid Organization, Good Standing and Qualification of Grantor; Other Organizational Information. Each Grantor is a duly and validly organized and existing limited liability company in good standing under the laws of the jurisdiction of its organization, and is duly licensed or qualified and in good standing in all other jurisdictions where its ownership or leasing of property or the nature of the business transacted by it makes such qualification necessary, and is entitled to own its properties and assets and to carry on its business, all as, and in the places where, such properties and assets are now owned or operated or such business is now conducted. Grantor has paid all franchise and similar taxes in the jurisdiction in which the Secured Property is located and in all of the jurisdictions in which it is so qualified, insofar as such taxes are due and payable at the date of this Security Instrument, except for any such taxes the validity of which are being contested in good faith and for which proper reserves have been set aside on the books of Grantor. Grantor's exact legal name is that indicated on the signature page hereof. Grantor is an organization of the type, and is organized in the jurisdiction, as set forth in the first paragraph of this Security Instrument. Section 5.07 accurately sets forth Grantor's place of business or, if Grantor has more than one place of business, its chief executive office as well as Grantor's mailing address if different.
2.05    Authorization; No Legal Restrictions on Performance. The execution and delivery by Grantor of the Loan Instruments and its compliance with the terms and conditions of the Loan Instruments have been duly and validly authorized by all necessary corporate, partnership, membership or other applicable action by Grantor and its constituent entities and the Loan Instruments are valid and enforceable obligations of Grantor in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery by Grantor of the Loan Instruments, nor the consummation of the transactions contemplated by the Loan Instruments, nor compliance by Grantor with the terms and conditions thereof will (A) conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants or conditions or provisions of (1) any corporate charter or bylaws, partnership agreement, limited liability company operating agreement, or other organizational or qualification document, restriction, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Grantor is now a party or by which Grantor or its properties may be bound or affected, or (2) to the best knowledge and belief of Grantor, any judgment, order, writ, injunction, decree or demand of any Governmental Agency, or (B) result in (1) the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Grantor pursuant to the terms or provisions of any of the foregoing or (2) the violation of any Legal Requirement applicable to Grantor or any Guarantor. Grantor is not in default in the performance, observance or fulfillment of any of the terms, obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing the Obligations or pursuant to which Grantor is a party or by which the Grantor or its properties may be bound or affected, such that such default would have a material adverse effect on the Secured Property or Grantor’s operation thereof. In addition, (a) the Obligations incurred by Grantor and the granting of this Security Instrument and of the security interest, rights, and/or lien in and to the Secured Property in connection with the Loan are not made or incurred with the intent to hinder, delay, or defraud any present or future creditor of Grantor; (b) Grantor has not received less than reasonably equivalent value in exchange for incurring the Obligations and/or the granting of this Security Instrument and of the security interest, rights, and/or lien in and to the Secured Property in connection with the Loan; (c) Grantor is solvent as of the date hereof, and Grantor will not become insolvent as a result of incurring the Obligations and/or the granting of this Security Instrument and of the security interest, rights, and/or lien in and to the Secured Property in connection with the Loan; (d) Grantor has not and does not intend to incur, and Grantor does not believe that it will incur, debts that would be beyond Grantor's ability to pay as such debts mature; and (e) Grantor is not granting this Security Instrument and the security interest, rights, and/or lien in and to the Secured Property and/or incurring the Obligations to or for the benefit of an insider (as defined in 11 U.S.C. § 101(31)), under an employment contract and other than in the ordinary course of business.
2.06    Compliance With Laws. Grantor has, to the best knowledge and belief of Grantor, complied with all applicable Legal Requirements with respect to the conduct of its business and ownership of its properties. Except for any documents executed in connection with the closing of the Loan, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained, and no registrations or declarations are required to be filed in connection with the execution, delivery or performance by Grantor of its obligations under the Loan Instruments.
2.07    Tax Status. Grantor has filed all United States income tax returns and all state and municipal tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by Grantor. The United States income tax liability of Grantor has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ending 2022.
2.08    Absence of Foreign or Enemy Status; Absence of Blocked Persons; Foreign Corrupt Practices Act. Neither the Loan, nor Grantor's use of the proceeds thereof, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Grantor is and shall remain in compliance with the requirements of (a) all applicable anti-money laundering laws and regulations, including without limitation, the USA Patriot Act of 2001, as amended, and (b) Executive Order 13224 of September 23, 2001 "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)) (the "Order") and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and in any enabling legislation or other executive orders or regulations in respect thereof (the Order and such other rules regulations, legislation or orders are referred to hereinafter, collectively, as the "Orders"). Without limiting the generality of the foregoing, but subject to the provision below regarding Minority Investors (as defined below), neither Grantor, nor any direct or indirect owner of Grantor (A) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders, (B) is the subject of any sanctions administered or enforced by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions") or is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, (C) is or will become a "blocked person" described in Section 1 of the Order or (D) knowingly engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such blocked person. No part of the proceeds of the Loan will be used, directly or indirectly, or loaned, contributed or otherwise be made available to any Person (I) to fund or facilitate any activities of or business or transaction with any blocked person or any activities or business in any sanctioned country, or in any other manner that would result in a violation of any Sanctions, or (II) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Foreign Corrupt Practices Act of 1977, as amended. Grantor shall promptly notify Beneficiary should Grantor become aware of any information which would render untrue any of the representations, warranties or covenants set forth in this Section 2.08.
Grantor does not make the representation set forth in Section 2.08 above with respect to Minority Investors.
"Minority Investor" means any indirect owner of Grantor or Guarantor that does not directly or indirectly (i) control Grantor or Guarantor or (ii) alone or together with its affiliates own more than a ten percent (10%) ownership interest in Grantor or Guarantor.
2.09    Federal Reserve Board Regulations. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Grantor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the consolidated assets of Grantor and its subsidiaries, if any, and Grantor does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.
2.10    Investment Company Act and Public Utility Holding Company Act. Neither Grantor, nor any subsidiary of Grantor, if any, is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act as amended.
2.11    ERISA.
2.11A.    Neither Grantor nor any entity that holds a direct or indirect interest in Grantor (provided, however, that, Grantor makes no representations or covenants with respect to shareholders of a publicly traded entity on a nationally recognized U.S. stock exchange) (a "Constituent Entity") is or shall be (i) an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") regardless of whether such plan is actually subject to ERISA, (ii) a plan to which Internal Revenue Code Section 4975 applies, or (iii) an entity the underlying assets of which include ERISA "plan assets" by reason of a plan's investment in the entity (e.g., insurance company general or separate account; bank commingled fund).
2.11B.    Transactions by or with Grantor and/or Guarantor are not and will not be subject to any Legal Requirements regulating investments of and fiduciary obligations with respect to an employee benefit plan (within the meaning of Section 3(3) of ERISA), regardless of whether such plan is actually subject to ERISA.

2.11C.    Any liability or obligation that Grantor (or any person or entity that holds a direct or indirect interest in Grantor, or any other affiliate of Grantor, with which Grantor may share such liability, provided, however, that Grantor makes no representations or covenants with respect to shareholders of a publicly traded entity on a nationally recognized U.S. stock exchange) may have in respect of an employee benefit plan as defined in Section 3(3) of ERISA regardless of whether such plan is actually subject to ERISA has been and shall continue to be satisfied in full.
2.12    Management of Secured Property. As of the date hereof, (a) each of the Retail Parcel and the Office Parcel is managed by Grantor, (b) there is no property management agreement in place that affects either the Retail Parcel or the Office Parcel (provided, however, that there are leasing agreements that affect such parcels), and (c) there are no management fees payable to Grantor in connection with the applicable Grantor's self-management of the Retail Parcel or the Office Parcel, as applicable.
ARTICLE 3
DEFAULTS
3.01    Events of Default. The existence of any of the following circumstances shall be deemed an "Event of Default" pursuant to this Security Instrument, without cure or grace period unless expressly provided herein:
3.01A.    if Grantor fails to pay any portion of the Obligations as and when the same shall become due and payable as provided in the Loan Instruments; or
3.01B.    if Grantor fails to perform or observe any other term, provision, covenant or agreement in the Loan Instruments other than as described in the other clauses of this Section 3.01 and such failure continues for thirty (30) days following written notice to Grantor from Beneficiary; provided, however, if any such failure is reasonably susceptible of cure, but not within a thirty (30) day period, then Grantor shall be permitted up to an additional sixty (60) days to cure such violation, provided that Grantor commences a cure within such initial thirty (30) day period and thereafter diligently and continuously pursues such cure; or
3.01C.    if any representation, warranty, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Instruments or otherwise, by or on behalf of Grantor, any Guarantor or any other Person liable for the Obligations, shall prove to be materially false; provided, however, if (i) Grantor made a good faith, unintentional misrepresentation, warranty, certification or statement, (ii) Beneficiary has not relied on such misrepresentation, warranty, certification or statement to its detriment, (iii) there is no failure by Grantor to timely pay any sum of money when due under the Loan Instruments, and (iv) the underlying facts or situation that rendered such representation inaccurate or untrue can be remedied to Beneficiary's reasonable satisfaction within thirty (30) days following the earlier to occur of the discovery of such misrepresentation by Grantor or written notice from Beneficiary to Grantor of such misrepresentation and Grantor actually remedies said underlying facts or situation so as to remedy such falsehood on a going forward basis prior to the expiration of said thirty (30) day period, then such misrepresentation or other falsehood shall not be deemed to be an Event of Default; or

3.01D.    if Grantor shall:
(1)    apply for, consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Grantor or of all or any part of Grantor's assets or the Secured Property or any interest in any part thereof (the term "acquiesce" includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within ten (10) days after the appointment); or
(2)    commence a voluntary case or other proceeding in bankruptcy, or admit in writing its inability to pay its debts as they come due; or
(3)    make a general assignment for the benefit of creditors; or
(4)    file a petition or an answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors; or
(5)    file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency case or proceeding; or
3.01E.    if a court of competent jurisdiction enters an order for relief against Grantor under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors, which order shall continue unstayed and in effect for any period of sixty (60) consecutive days; or
3.01F.    other than at Beneficiary's request, if a court of competent jurisdiction enters an order, judgment or decree adjudicating Grantor insolvent, approving a petition seeking reorganization or arrangement of Grantor or appointing a receiver, custodian, trustee or liquidator of Grantor or of all or any part of Grantor's assets or the Secured Property or any interest in any part thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days; or
3.01G.    other than to or as directed by Beneficiary, if Grantor assigns or purports to assign the whole or any part of the Rents arising from the Secured Property or any part thereof without the prior written consent of Beneficiary; or
3.01H.    if a Transfer shall occur in violation of the Loan Instruments without the prior written consent of Beneficiary; or
3.01I.    if Grantor shall be in default beyond any applicable notice and cure period pursuant to (i) any other mortgage or security instrument affecting Grantor or all or any part of the Secured Property or (ii) any other agreement affecting Grantor or any substantial part of its assets or all or any part of the Secured Property and, with respect to this clause (ii) only, such default shall have a material adverse effect on the Secured Property or Grantor’s operation thereof; or

3.01J.    if any mechanic's, laborer's or materialman's lien, federal tax lien, broker's lien or other lien affecting the Secured Property or any part thereof (subject to the Permitted Encumbrances and Grantor's rights to contest in accordance with Section 1.05K hereof) is not discharged, by payment, bonding, order of a court of competent jurisdiction or otherwise, within thirty (30) days after Grantor receives notice thereof from the lienor or from Beneficiary; or
3.01K.    if any of the events described in Section 3.01(D), Section 3.01(E) and/or Section 3.01(F) shall occur in respect of any Guarantor; or
3.01L.    if a default by any Guarantor shall occur under any guaranty, indemnity agreement, or other instrument which it has executed in connection with the Loan and such default continues for thirty (30) days following written notice from Beneficiary, provided that such thirty (30) day grace period shall not apply to a monetary default or a default pursuant to Section 3.01(K) or Section 3.01(M); or
3.01M.    if any Guarantor shall contest, repudiate or purport to revoke any guaranty, indemnity agreement or other instrument which it has executed in connection with the Loan for any reason or if any such guaranty, indemnity or other instrument shall cease to be in full force and effect as to the Guarantor (other than as a result of actions of Beneficiary) or shall be judicially declared null and void as to the Guarantor, or if any Guarantor shall be liquidated, dissolved or wound-up; or
3.01N.    if Grantor consummates a transaction which would cause the Loan Instruments, including this Security Instrument or the Note, or Beneficiary's exercise of its rights under any Loan Instrument to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans, subjecting Beneficiary to liability for a violation of ERISA, the Internal Revenue Code, a state statute, or other similar law.
Notwithstanding any provision of the Loan Instruments to the contrary, in no event shall a default under that certain Guaranty Agreement dated as of the date hereof made by Kilroy Airport Imperial Co., a California limited partnership, and the other guarantors named therein constitute a default or Event of Default under the Loan Instruments.
ARTICLE 4
REMEDIES
4.01    Acceleration, Foreclosure, etc. Upon the happening of any Event of Default, Beneficiary may, at its sole option, declare the entire unpaid balance of the Obligations, including, the Make-Whole Amount and any other prepayment charges, if any, due pursuant to any Loan Instrument, immediately due and payable without notice or demand, provided, however, simultaneously with the occurrence of an Event of Default under Section 3.01(D), 3.01(E) or 3.01(F),and without the necessity of any notice or other action by the Beneficiary, all Obligations shall automatically become and be due and payable, without notice or demand. In addition, upon the occurrence of any Event of Default (other than an Event of Default for which Beneficiary, in its sole discretion, has accepted a cure in writing or otherwise waived in writing), Beneficiary may, at its sole option, without further delay, undertake any one or more of the following or exercise any other remedies available to it under applicable law or equity:

4.01A.    Foreclosure. Subject to and in accordance with applicable law, institute an action, judicial or otherwise, to foreclose this Security Instrument, or take such other action as may be allowed at law or in equity, for the enforcement hereof and realization on the Secured Property or any other security which is herein or elsewhere provided for, or proceed thereon through power of sale or to final judgment and execution thereon for the entire unpaid balance of the Obligations, including interest at the rate specified in the Loan Instruments to the date of the Event of Default and thereafter at the Increased Rate, and all other sums secured by this Security Instrument, including all attorneys' fees and expenses, costs of suit and other collection costs, interest at the Increased Rate on any judgment obtained by Beneficiary from and after the date of any sale of the Secured Property (which may be sold in one parcel or in such parcels, manner or order as Beneficiary shall elect) until actual payment is made of the full amount due Beneficiary pursuant to the Loan Instruments, any law, usage or custom to the contrary notwithstanding.
4.01B.    Partial Foreclosure. Beneficiary shall have the right to foreclose the lien hereof to satisfy payment and performance of any part of the Obligations from time to time. If an Event of Default exists as to the payment of any part of the Obligations, as an alternative to the right of foreclosure to satisfy payment of the Obligations after acceleration thereof, to the extent permitted by applicable law, Beneficiary may institute partial foreclosure proceedings ("Partial Foreclosure") with respect to the portion of the Obligations as to which the Event of Default exists, as if under a full foreclosure, and without declaring the entire unpaid balance of the Obligations due. If Beneficiary institutes a Partial Foreclosure, Beneficiary may sell, from time to time, such part or parts of the Secured Property as Beneficiary, in its discretion, deems appropriate, and may make each such sale subject to the continuing lien of this Security Instrument for the remainder, from time to time, of the Obligations. No Partial Foreclosure, if so made, shall in any manner affect the remainder, from time to time, of the Obligations or the priority of this Security Instrument. As to such remainder, this Security Instrument and the lien hereof shall remain in full force and effect as though no foreclosure sale had been made pursuant to the provisions of this Section 4.01B. Notwithstanding the filing of any Partial Foreclosure or the entry of a decree of sale therein, Beneficiary may elect, at any time prior to any Partial Foreclosure, to discontinue such Partial Foreclosure and the acceleration of the Obligations by reason of any Event of Default upon which such Partial Foreclosure was predicated, and to proceed with full foreclosure proceedings. Beneficiary may commence a Partial Foreclosure, from time to time, as to any part of the Obligations without exhausting the right of full foreclosure or Partial Foreclosure for any other part of the Obligations as to which such Partial Foreclosure shall not have occurred.
4.01C.    Entry. To the extent not prohibited by applicable law, Beneficiary personally, or by its agents or attorneys, may enter all or any part of the Secured Property, and may exclude Grantor, its agents and servants wholly therefrom without liability for trespass, damages or otherwise. To the extent not prohibited by applicable law, Grantor shall surrender possession of the Secured Property to Beneficiary on demand after the happening of any Event of Default. Thereafter, Beneficiary may use, operate, manage and control the Secured Property and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers. Upon each such entry, Beneficiary, at the expense of Grantor from time to time, either by purchase, repairs or construction, may maintain and restore the Secured Property, may complete the construction of any construction work that has not yet been completed and in the course of such completion may make such changes in the contemplated or completed improvements as Beneficiary may deem desirable and may insure the same. At the expense of

Grantor, Beneficiary may make, from time to time, all necessary or desirable repairs, renewals and replacements and such alterations, additions, betterments and improvements thereto and thereon as Beneficiary may deem advisable. In each of the circumstances described in this Section 4.01C, Beneficiary shall have the right to manage and operate the Secured Property and to carry on the business thereof and exercise all rights and powers of Grantor with respect thereto, either in the name of Grantor or otherwise as Beneficiary shall deem best.
4.01D.    Collection of Rents, etc. Beneficiary may collect and receive all Rents. Beneficiary may deduct, from the monies so collected and received, all expenses of conducting the business of the Secured Property and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for Impositions, insurance, taxes and assessments, liens or other charges upon the Secured Property or any part thereof, as well as reasonable compensation for the services of Beneficiary and for all attorneys, agents, clerks, servants, and other employees engaged and employed by Beneficiary. After such deductions and the establishment of all reasonable reserves, Beneficiary shall apply all such monies to the payment of the unpaid Obligations. Beneficiary shall account only for Rents actually received by Beneficiary.
4.01E.    Receivership. Beneficiary may have a receiver appointed to enter into possession of the Secured Property, collect the Rents therefrom and apply the same as the court may approve. Unless prohibited by applicable law, Beneficiary may have a receiver appointed, as a matter of right without notice and without the necessity of proving either the inadequacy of the security provided by this Security Instrument or the insolvency of Grantor or any other Person who may be legally or equitably liable to pay the Obligations. Grantor and each such Person, presently and prospectively, waive such proof and consent to the appointment of such receiver. If Beneficiary or any receiver collects the Rents, the monies so collected shall not be substituted for payment of the Obligations, nor can they be used to cure an Event of Default, without the prior written consent of Beneficiary. Beneficiary shall not be liable to account for Rents not actually received by Beneficiary.
4.01F.    Specific Performance. To the extent not prohibited by applicable law, Beneficiary may institute an action for specific performance of any covenant contained herein or in aid of the execution of any power herein granted.
4.01G.    Recovery of Sums Required to be Paid. Beneficiary may, from time to time, take action to recover any sum or sums which constitute a part of the Obligations as such sums shall become due, without regard to whether or not the remainder of the Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure or any other action for each Event of Default existing from time to time.
4.01H.    Other Remedies. Beneficiary may take all actions permitted under the Uniform Commercial Code of the State and may take any other action, or pursue any other right or remedy, as Beneficiary may have under applicable law, and Grantor does hereby grant such rights to Beneficiary.
4.01I.    Power of Sale. Beneficiary may cause any or all of the Secured Property to be sold under the power of sale granted by this Security Instrument or any of the other Loan

Instruments in any manner permitted by applicable law. For any sale under the power of sale granted by this Security Instrument, Trustee or Beneficiary must record and give all notices required by law and then, upon the expiration of such time as is required by law, may sell the Secured Property, and all estate, right, title, interest, claim and demand of Trustor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property (and, to the extent permitted by applicable law, may elect to deem all of the Secured Property to be real property for purposes thereof), and at such time or place and upon such terms as Trustee and Beneficiary may determine and shall execute and deliver to the purchaser or purchasers thereof a deed or deeds conveying the property sold, but without any covenant or warranty, express or implied, and the recitals in the deed or deeds of any facts affecting the regularity or validity of the sale will be conclusive against all persons. In the event of a sale, by foreclosure or otherwise, of less than all of the Secured Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Secured Property.
(1)    Subject to the provisions or other requirements of law, the following provisions shall apply to any sale or sales of the Secured Property under or by virtue of this Section 4.01I whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:
(a)    Trustee, at the request of Beneficiary, may conduct any number of sales from time to time. The power of sale set forth herein shall not be exhausted by any one or more such sales as to any part of the Secured Property which shall not have been sold, nor by any sale which is not completed or is defective in Trustee's or Beneficiary's opinion, until the Obligations shall have been paid in full.
(b)    Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.
(c)    After each sale, Trustee, or an officer of any court empowered to do so, shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Trustor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Trustee is hereby appointed the true and lawful attorney-in-fact of Trustor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Trustor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Trustor, if requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or such purchaser or purchasers all such instruments as may be advisable, in Trustee's or Beneficiary's judgment, for the purposes as may be designated in such request.
(d)    Any and all statements of fact or other recitals made in any of the instruments referred to in subsection (c) of this Section given by Trustee and/or Beneficiary as to nonpayment of the Obligations, or as to the occurrence of any Event of Default, or as to Beneficiary having declared all or any of the Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee, or as to the appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by Trustor, Beneficiary, or by such Trustee, shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited. Trustee and/or Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale, but in the name and behalf of Trustee or Beneficiary, as applicable.
(e)    The receipt of Trustee for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price of any part thereof upon or for any trust or purpose of this Security Instrument or, in any manner whatsoever, be answerable for any loss, misapplication or non-application of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.
(f)    Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Trustor to the fullest extent permitted by applicable law.
(g)    Upon any such sale or sales, Beneficiary may bid for and acquire the Secured Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Trustee or Beneficiary is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.
(h)    In the event that Trustor, or any person claiming by, through or under Trustor, shall transfer or refuse or fail to surrender possession of the Secured Property after any sale thereof, then Trustor, or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.
(i)    Upon any such sale, it shall not be necessary for Trustee, Beneficiary or any public officer acting under execution or order of court to have present or constructively in its possession any of the Secured Property.
(j)    In the event of any sale referred to in this Section, the entire Obligations, if not previously due and payable, immediately thereupon shall, notwithstanding anything to the contrary herein or in the other Loan Instruments, become due and payable.

(k)    In the event a foreclosure hereunder shall be commenced by Trustee at the request of Beneficiary, Trustee or Beneficiary may at any time before the sale of the Secured Property abandon the sale, and may institute suit for the collection of the Obligations and for the foreclosure of this Security Instrument, or in the event that Trustee or Beneficiary should institute a suit for collection of the Obligations, and for the foreclosure of this Security Instrument, Beneficiary may at any time before the entry of final judgment in said suit dismiss the same and sell or require Trustee to sell the Secured Property in accordance with the provisions of this Security Instrument.
4.02    No Election of Remedies. Beneficiary may, in its discretion, exercise all or any of the rights and remedies provided herein or in the other Loan Instruments, or which may be provided by statute, law, equity or otherwise, in such order and manner and from time to time, as Beneficiary shall elect without impairing Beneficiary's lien, or rights pursuant to any of the Loan Instruments and without affecting the liability of any Person for the Obligations.
4.03    Beneficiary's Right to Release, etc. Beneficiary may, in its discretion, from time to time, release (for such consideration as Beneficiary may require) any part of the Secured Property (A) without notice to, or the consent, approval or agreement of any other party in interest, (B) without, as to the remainder of the Secured Property, in any way impairing or affecting the validity or the lien of this Security Instrument or any of the other Loan Instruments, or the priority thereof and (C) without releasing Grantor from any liability for any of the Obligations. Beneficiary may accept, by assignment, pledge or otherwise, any other property in place of any part of the Secured Property as Beneficiary may require without being accountable for so doing to any other lienor or other Person. To the extent permitted by law, neither Grantor, nor the holder of any lien or encumbrance affecting the Secured Property or any part thereof shall have the right to require Beneficiary to marshal assets.
4.04    Beneficiary's Right to Remedy Defaults, etc. If Grantor defaults in the performance of any of the covenants or agreements contained in this Security Instrument or any of its other obligations under the other Loan Instruments, or if any action or proceeding is commenced which affects Beneficiary's interest in the Secured Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Beneficiary may, but without obligation to do so and without releasing Grantor from any obligation hereunder, cure such defaults, make such appearances, disburse such sums and/or take such other action as Beneficiary deems necessary or appropriate to protect Beneficiary's interest, including disbursement of attorneys' fees, entry upon the Secured Property to make repairs, payment of Impositions or insurance premiums or otherwise cure the default in question or protect the security of the Secured Property, and payment, purchase, contest or compromise of any encumbrance, charge or lien encumbering the Secured Property. Grantor further agrees to pay all expenses incurred by Beneficiary (including fees and disbursements of counsel) pursuant to this Section 4.04, including those incident to the curing of any default and/or the protection of the rights of Beneficiary hereunder, and enforcement or collection of payment of the Note or any future advances whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Grantor, or otherwise. Any amounts disbursed by Beneficiary pursuant to this Section 4.04 shall be additional indebtedness of Grantor secured by this Security Instrument as of the date of disbursement and shall bear interest at the Increased Rate from such date until paid by Grantor in full. All such amounts shall be payable by Grantor immediately without demand. Nothing contained in this Section 4.04 shall be construed to require Beneficiary to incur any expense, make any appearance, or take any other action and any action taken by Beneficiary pursuant to this Section 4.04 shall be without prejudice to any other rights or remedies available to Beneficiary pursuant to any Loan Instrument or at law or in equity.
4.05    Waivers. Grantor waives and releases (A) all benefits that might accrue to Grantor by virtue of any present or future laws exempting the Secured Property, or any part of the proceeds arising from any sale of the Secured Property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time; (B) all benefits that might accrue to Grantor from requiring valuation or appraisal of any part of the Secured Property levied or sold on execution of any judgment recovered for the Obligations; (C) all notices not herein or in any other Loan Instrument specifically required as a result of Grantor's default or of Beneficiary's exercise, or election to exercise, any option pursuant to any of the Loan Instruments; and (D) all rights of redemption to the extent that Grantor may lawfully waive same. At no time will Grantor insist upon, plead or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law or any exemption from execution or sale of the Secured Property or any part thereof, whenever enacted, now or at any time hereafter in force, which may affect the covenants or terms of performance of the Loan Instruments. Similarly, Grantor will not claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Secured Property or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction. After any such sale or sales, to the extent permitted by law, Grantor shall not claim or exercise any right under any law or laws heretofore or hereafter enacted to redeem the property so sold or any part thereof. Grantor waives all benefits or advantages of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Beneficiary. Grantor shall suffer and permit the execution of every such power as though no such law or laws had been made or enacted. To the extent permitted by law, the Secured Property may be sold in one parcel, as an entirety, or in such parcels, manner or order as Beneficiary in its discretion may decide. To the extent permitted by law, neither Grantor nor the holder of any lien or encumbrance affecting the Secured Property or any part thereof may require Beneficiary to marshal assets.
4.06    Prepayment. Grantor shall pay the Make-Whole Amount pursuant to the terms of the Note for prepayment of the Obligations if for any reason (including the acceleration of the due date of the Obligations by Beneficiary following the occurrence of an Event of Default (other than an Event of Default which Beneficiary, in its sole discretion, has accepted a cure in writing or otherwise waived in writing) any of such Obligations shall be due and payable or paid prior to the Maturity Date, whether or not such payment is made prior to or at any sale held pursuant to or by virtue of this Article 4. Beneficiary has relied on Grantor's creditworthiness and its agreement to repay the Obligations in strict accordance with the terms set forth in the Loan Instruments, and would not make the Loan without the promises by Grantor to make all payments due pursuant to the Loan Instruments and not to prepay all or any part of the principal balance of the Note prior to the final maturity date thereof, except on the terms expressly set forth herein and in the Note. Therefore, any prepayment of the Note other than as permitted therein or in this Security

Instrument, whether occurring as a voluntary prepayment by Grantor or occurring upon an acceleration of the Note by Beneficiary or otherwise, will prejudice Beneficiary's ability to meet its obligations and to earn the return on the funds advanced to Grantor, which Beneficiary intended and expected to earn when it made the Loan, and will also result in other losses and additional expenses to Beneficiary. In consideration of Beneficiary making the Loan at the interest rate and for the term set forth in the Note, except as otherwise expressly provided in the Loan Instruments, Grantor expressly waives all rights it may have under applicable law to prepay, without charge or premium, all or any part of the Note, either voluntarily or upon an acceleration of the Note by Beneficiary, including an acceleration upon the making or suffering by Grantor of any transfer or disposition prohibited by Section 1.11. If a prepayment of all or any part of the principal balance of the Note is made by or on behalf of Grantor as a result of (a) an Event of Default (which Event of Default shall be presumed to be, and conclusively shall be deemed to be a willful default and a deliberate attempt on Grantor's part to avoid payment of the Make-Whole Amount), (b) the exercise by Grantor or any other person of any right of redemption, (c) any prepayment of the Loan in connection with a foreclosure or similar proceeding or a foreclosure judgment, or (d) any other prepayment not permitted by the Loan Instruments, then Grantor shall pay to Beneficiary the Make-Whole Amount computed, to the extent not prohibited by applicable law, as if Grantor had elected to prepay the Loan, as provided in Section 5(b) of the Note, on the date of such Event of Default, exercise or action, as applicable. If such Event of Default, exercise or action occurs during the Closed Period, then, to the extent not prohibited by applicable law, the Make-Whole Amount shall be equal to the greater of (a) ten percent (10%) of the principal balance of this Note then unpaid or (b) the Make-Whole Amount, as calculated in the manner set forth in Section 5(b) above. The obligation to pay the Make-Whole Amount shall be secured by this Security Instrument and the other Loan Instruments. Grantor shall pay the Make-Whole Amount without prejudice to the right of Beneficiary to collect any other amounts due pursuant hereto or to declare a default hereunder. Nothing herein shall be construed as permitting any partial prepayment of the Obligations, except with Beneficiary's prior written consent thereto obtained in each instance.
ARTICLE 5
MISCELLANEOUS
5.01    Non-Waiver. The failure of Beneficiary to insist upon strict performance of any term of this Security Instrument or any other Loan Instrument shall not be deemed to be a waiver of any term of this Security Instrument or any other Loan Instrument. Grantor shall not be relieved of its obligation to pay and perform the Obligations, at the time and in the manner provided in the Loan Instruments, by reason of (A) a failure by Beneficiary to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions of this Security Instrument or of any other Loan Instrument (regardless of whether or not Grantor has requested Beneficiary to do so), (B) the release, regardless of consideration, of the whole or any part of the Secured Property or any other security for the Obligations, or (C) any agreement or stipulation between Beneficiary and any subsequent owner or owners of the Secured Property or any other Person extending the time of payment or otherwise modifying or supplementing the terms of this Security Instrument or any other Loan Instrument, without first having obtained the consent of Grantor. Grantor shall pay and perform the Obligations at the time and in the manner provided in this Security Instrument and the other Loan Instruments as so extended, modified or supplemented, unless expressly released and discharged by Beneficiary. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Secured Property, Beneficiary may release any Person at any time liable for the payment or performance of the Obligations, or any part thereof, or any part of the security held for the Obligations, and may extend the time of such payment or performance or otherwise modify the terms of any Loan Instrument, including a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting any of the Loan Instruments or the lien thereof or the priority of this Security Instrument, as so extended and modified, as security for the Obligations over any such subordinate lien, encumbrance, right, title or interest. Beneficiary may resort for the payment and performance of the Obligations to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to require payment and performance of the Obligations, or any part thereof, or to enforce any term of this Security Instrument, without prejudice to the right of Beneficiary thereafter to foreclose this Security Instrument. In addition to the rights and remedies stated in this Security Instrument, Beneficiary may exercise every additional right and remedy now or hereafter afforded by law or in equity. Each right of Beneficiary pursuant to this Security Instrument shall be separate, distinct and cumulative, and no such right shall be given effect to the exclusion of any other. No act of Beneficiary shall be construed as an election to proceed pursuant to any one provision of this Security Instrument to the exclusion of any other provision.
5.02    Sole Discretion of Beneficiary. Whenever pursuant to this Security Instrument or in any other Loan Instrument (A) Beneficiary exercises any right to approve or disapprove or to give or withhold its consent, (B) any arrangement or term is to be satisfactory to Beneficiary, or (C) any other decision or determination is to be made by Beneficiary, Beneficiary may give or withhold such approval or consent, determine whether or not such arrangement or term is satisfactory, and make all other decisions or determinations, in Beneficiary's sole and absolute discretion, and Beneficiary's decision shall be final and conclusive except where this Security Instrument expressly provides to the contrary. If Grantor shall seek the consent or approval of Beneficiary pursuant to this Security Instrument and Beneficiary shall fail or refuse to give such consent or approval, Grantor shall not be entitled to any damages for any withholding of such approval or consent by Beneficiary. Grantor's sole remedy shall be an action for injunctive or declaratory relief, which remedy shall be available only in those cases where Beneficiary has expressly agreed not to unreasonably withhold its consent or approval.
5.03    Legal Tender. Grantor shall pay all payments of principal, interest or other amounts required or provided for herein in lawful money of the United States of America at the time of payment, at the above described office of Beneficiary or at such other place as Beneficiary may from time to time designate.
5.04    No Merger or Termination. If both the lessor's and Lessee's estates under any Lease or any portion thereof which constitutes a part of the Secured Property shall at any time become vested in one owner, this Security Instrument and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event, Beneficiary shall continue to have and enjoy all of its rights and privileges as to the separate estates. In addition, the foreclosure of this Security Instrument shall not destroy or terminate any Lease or sublease then existing and created by Grantor, whether by application of the law of merger or as a matter of law or otherwise, unless Beneficiary or any purchaser at any sale related to such foreclosure shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any Lease or sublease, unless Beneficiary or such purchaser shall give written notice thereof to the related Lessee or sublessee.
5.05    Discontinuance of Actions. If Beneficiary shall enforce any right pursuant to this Security Instrument by foreclosure, sale, entry or otherwise and discontinue or abandon such enforcement for any reason or any such proceedings shall have been determined adversely, then, in each such case, Grantor and Beneficiary shall be restored to their former positions and rights hereunder, and the Secured Property shall remain subject to the lien of this Security Instrument.
5.06    Headings. The headings of the Sections and other subdivisions of this Security Instrument are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.
5.07    Notice to Parties. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Instrument shall be given in writing and shall be effective for all purposes sent by (a) hand delivery, with proof of attempted delivery; (b) certified or registered United States mail, return receipt requested, postage prepaid; or (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, with an email copy to Beneficiary at the address set forth below, addressed to the parties as follows (or at such other address of which either Grantor or Beneficiary may hereafter notify the other in writing):

Grantor:	KR One Paseo Residential, LLC
c/o Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention: Taylor Friend; Lauren Stadler
Email: Taylor.Friend@kilroyrealty.com; lstadler@kilroyrealty.com
Phone: (310) 481-8574; (310) 481-8582

KR One Paseo Retail, LLC
c/o Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention: Taylor Friend; Lauren Stadler
Email: Taylor.Friend@kilroyrealty.com; lstadler@kilroyrealty.com
Phone: (310) 481-8574; (310) 481-8582

KR One Paseo Office, LLC
c/o Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention: Taylor Friend; Lauren Stadler
Email: Taylor.Friend@kilroyrealty.com; lstadler@kilroyrealty.com

Phone: (310) 481-8574; (310) 481-8582

with a copy to:		Allen Matkins Leck Gamble Mallory & Natsis LLP
865 S. Figueroa Street, Suite 2800
Los Angeles, California 90017-2543
Attention: Marc D. Young
Email: myoung@allenmatkins.com
Phone: (213) 955-5619

Beneficiary:		New York Life Insurance Company
c/o New York Life Real Estate Investors
51 Madison Avenue
New York, New York 10010-1603
	Attn:	Senior Director – Loan Management
Loan No. 374-1311

with a copy to:		New York Life Insurance Company
Office of the General Counsel
51 Madison Avenue
New York, New York 10010-1603
	Attn:	Vice President – Real Estate Section

with an email copy to:		REI_Servicing@nylinvestors.com

A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or (c) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; provided however, no notice to Beneficiary shall be deemed given and effective pursuant to the foregoing clauses (a), (b) and (c) unless a copy of such notice was also sent to Beneficiary at Beneficiary's specified email address above or at such other email address of which Beneficiary may hereafter notify Grantor of in writing. Notice for any party may be given by its respective counsel. Additionally, notice from Beneficiary may also be given by Beneficiary's servicer and Grantor shall be entitled to rely on any notice given by Beneficiary's servicer as if it had been sent by Beneficiary. The failure to provide a courtesy copy of any notice herein shall not void the effectiveness of such notice to Grantor.
5.08    Successors and Assigns Included In Parties. Subject to the provisions of Section 1.11, each reference herein to Grantor or Beneficiary shall mean and include, the heirs, legal representatives, successors and assigns of such Person. All covenants and agreements contained in this Security Instrument by or on behalf of Grantor shall bind Grantor's heirs, legal representatives, successors and assigns and shall inure to the benefit of Grantor's permitted successors and assigns, and all covenants and agreements by or on behalf of Beneficiary shall bind and inure to the benefit of Beneficiary's successors and assigns.

5.09    Changes and Modifications. This Security Instrument may only be changed or modified by an agreement in writing, signed by both Grantor and Beneficiary.
5.10    Applicable Law. This Security Instrument shall be construed and enforced according to the law of the State, other than such law with respect to conflicts of laws.
5.11    Invalid Provisions to Affect No Others. The unenforceability or invalidity of any provision or provisions of this Security Instrument as to any Persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other Persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.
5.12    Usury Savings Clause. Grantor and Beneficiary intend to conform strictly to the usury laws now or hereafter in force in the State and all interest payable pursuant to the Note, this Security Instrument or any other Loan Instrument, unless exempt from such laws, shall be subject to reduction to the amount equal to the maximum non-usurious amount allowed pursuant to such usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable pursuant to the Note, this Security Instrument or any other Loan Instrument shall under no circumstances exceed the maximum legal interest rate which Beneficiary may charge under applicable law from time to time. Any interest in excess of the maximum amount permitted by law shall be deemed a mistake and shall be canceled automatically and, if theretofore paid, Beneficiary shall, at its option, either rebate such interest to Grantor or credit such interest to the principal amount of the Obligations, or if all such principal has been repaid, Beneficiary shall rebate such excess to Grantor.
5.13    No Statute of Limitations. To the full extent permitted by law, Grantor hereby waives the pleading of any statute of limitations as a defense to any or all of the Obligations.
5.14    Late Charges. If Grantor fails to pay, when due, without regard to any grace period, any installment of interest or principal, any payment due pursuant to Section 1.04 or any deposit or reserve due pursuant to this Security Instrument or any other Loan Instrument, Grantor shall pay to Beneficiary (unless waived by Beneficiary) the Late Charge as defined and described in the Note. Each such Late Charge, if not previously paid, shall, at the option of Beneficiary, be added to and become part of the succeeding monthly payment to be made pursuant to the Note, and shall be secured by this Security Instrument. Any such Late Charge shall be in addition to any fees and charges of any agents or attorneys which Beneficiary is entitled to employ on any default hereunder whether authorized herein or by law. Grantor acknowledges that any default in the payment of any installment of principal or interest due under the Note or any other payment required hereunder will result in loss and additional expenses to Beneficiary in servicing the indebtedness secured hereby, handling such delinquent payments and meeting its other financial obligations, and that the extent of such loss and additional expense is extremely difficult and impractical to ascertain. Accordingly, Grantor acknowledges that such Late Charge is a reasonable estimate of such loss and expenses.
5.15    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, GRANTOR WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING (A) BROUGHT BY GRANTOR,

BENEFICIARY OR ANY OTHER PERSON RELATING TO (I) THE OBLIGATIONS OR ANY UNDERSTANDINGS OR PRIOR DEALINGS BETWEEN GRANTOR AND BENEFICIARY OR (II) THE LOAN INSTRUMENTS, OR (B) TO WHICH BENEFICIARY IS A PARTY.
5.16    Continuing Effectiveness. This Security Instrument shall secure all advances made pursuant to the Loan Instruments, all rearrangements and renewals of the Obligations and all extensions as to the time of payment thereof, whether or not such advances, rearrangements, renewals or extensions are evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. The execution of this Security Instrument shall not impair or affect any other security which may be given to secure the payment of the Obligations, and all such additional security shall be considered as cumulative. The taking of additional security, execution from time to time of partial releases as to the Secured Property or any extension of time of payment of the Obligations shall not diminish the force, effect or lien of this Security Instrument, and shall not affect or impair the liability of any maker, surety or endorser for the payment of the Obligations.
5.17    Time of Essence. Time is of the essence as to Grantor's performance of each provision of this Security Instrument, the Note and the other Loan Instruments. Grantor agrees that where, by the terms of this Security Instrument, the Note or any other Loan Instrument, a day is named or a time is fixed for the payment of any sum of money or the performance of any obligation by Grantor, the day and/or time stated enters into the consideration and is of the essence of the whole contract.
5.18    Reserved.
5.19    Non-Business Days. If any payment required hereunder or under any other Loan Instrument becomes due on a day that is not a Business Day, then such payment shall be due and payable on the immediately preceding Business Day.
5.20    Single Purpose Entity. Grantor represents, warrants and covenants that at all times since its formation and thereafter:
(A)    Each of Grantor and any SPE Principal, does not own and will not own, either directly or indirectly, any asset or property other than (i) with respect to Grantor, the Secured Property and incidental personal property necessary for the ownership or operation of the Secured Property and (ii) with respect any SPE Principal, the general partnership or managing member interest in Grantor, as applicable.
(B)    Each of Grantor and any SPE Principal, has not engaged in and will not engage in any business other than (i) with respect to Grantor, the ownership, management and operation of the Secured Property and (ii) with respect to any SPE Principal, the ownership of the general partnership or managing member interest in Grantor, as applicable, and each of Grantor and any SPE Principal, will conduct and operate its business as presently conducted and operated.
(C)    Unless Grantor is a corporation or Acceptable Delaware LLC, has and shall have an SPE Principal as its only general partner or managing member.

(D)    Each of Grantor and any SPE Principal has not entered and will not enter into any contract or agreement with any affiliate of Grantor, any constituent party of Grantor or any affiliate of any constituent party, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with unaffiliated third parties.
(E)    Each of Grantor and any SPE Principal has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than, with respect to Grantor (i) the Obligations and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors in amounts as are normal and reasonable under the circumstances provided that such debt is paid within sixty (60) days of the date it is incurred. No indebtedness other than the Obligations may be secured (subordinate or pari passu) by the Secured Property.
(F)    Each of Grantor and any SPE Principal has not made and will not make any loans or advances to any third party (including any affiliate, constituent party or any affiliate of any constituent party), and have not and will not acquire obligations or securities of its affiliates or any constituent party.
(G)    Each of Grantor and any SPE Principal has been, is and intends to remain solvent and each of Grantor and any SPE Principal has and will pay its own debts and liabilities from its assets (to the extent of such funds and assets and in no event shall the constituent members of Grantor be required to make a contribution to satisfy this item (G)), as the same shall become due.
(H)    Each of Grantor and any SPE Principal has done or caused to be done and will do or cause to be done all things necessary to observe organizational formalities and preserve its existence, and each of Grantor and any SPE Principal has not and will not, nor has Grantor or any SPE Principal permitted nor will Grantor, nor any SPE Principal, permit any of its constituent parties, to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation, bylaws, articles of organization, operating agreement, trust agreement or other organizational document of Grantor or any SPE Principal or such constituent party in a manner which would result in a breach of any of the representations, warranties or covenants set forth in this Section 5.20 or in a manner that would otherwise adversely affect Grantor's and any SPE Principal's single purpose status.
(I)    Each of Grantor and any SPE Principal has and will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates, any constituent party and any other Person; provided, however, Grantor or any SPE Principal may include its financial statements as part of a consolidated financial statement if such statements contain a notation that makes clear that Grantor or such SPE Principal is a separate entity and that the assets and credit of Grantor or such SPE Principal are not available to satisfy liabilities of any other Person and that the assets and credit of such other Person are not available to satisfy liabilities of Grantor or such SPE Principal; each of Grantor and any SPE Principal, has and will file its own tax returns as required by applicable state and federal law, except to the extent that Grantor is treated as a "disregarded entity" for tax purposes and is not required to file tax returns under applicable law; each of Grantor and such SPE Principal has maintained and shall maintain its books, records, resolutions and agreements as official records.
(J)    Each of Grantor and any SPE Principal has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Grantor or such SPE Principal, any constituent party of Grantor or such SPE Principal, or any affiliate of any constituent party), has corrected and will correct any known misunderstanding regarding its status as a separate entity, has conducted and will conduct business in its own name, has not identified and shall not identify itself or any of its affiliates as a division or part of the other and has maintained and shall maintain and utilize separate stationery, invoices and checks; provided, however, that this Section 5.20(J) shall not apply as among the Grantors.
(K)    Other than each Grantor's liability for the obligations of the other Grantors hereunder, each of Grantor and any SPE Principal has not assumed or guaranteed and will not assume or guaranty the debts of any other Person, has not held and will not hold itself out to be responsible for the debts of any other Person, and has not and will not otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person.
(L)    Each of Grantor and any SPE Principal has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Secured Property to do so and in no event shall the constituent members of Grantor be required to make a contribution to satisfy this item (L)).
(M)    Neither Grantor nor any SPE Principal, nor any of their respective constituent parties has caused or will cause or permit the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of Grantor or any SPE Principal, or the division of Grantor or SPE Principal into multiple entities or series pursuant to Section 18-217 of the Delaware LLC Act; and neither Grantor nor any SPE Principal, nor any of their respective constituent parties has disposed or will dispose of all or substantially all of the assets of Grantor or any SPE Principal and has not changed and will not change Grantor's or any SPE Principal's legal structure.
(N)    Each of Grantor and any SPE Principal has not commingled and will not commingle the funds and other assets of Grantor or any SPE Principal, with those of any affiliate or constituent party or any other Person other than another Grantor.
(O)    Each of Grantor and any SPE Principal have maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, or any other Person other than another Grantor.
(P)    Each of Grantor and any SPE Principal does not and will not hold itself out to be responsible for the debts or obligations of any other Person except with respect to another Grantor.
(Q)    Each of Grantor and any SPE Principal does and shall continue to (i) allocate fairly and reasonably any overhead and expense for office space shared with any affiliated Person, (ii) pay any liabilities, including salaries of its employees, out of its own funds and not from funds of any affiliated Person and/or (iii) maintain a sufficient number of employees (which may be zero) in light of its contemplated business operations. Nothing in this item Q shall require any direct or indirect owner of Grantor or any other Person to make any additional capital contributions or loans to such Grantor.
(R)    Each of Grantor and any SPE Principal, shall not violate or cause to be violated the assumptions made with respect to Grantor and any SPE Principal, and their respective direct or indirect constituent entities in any opinion letter pertaining to substantive consolidation delivered to Beneficiary in connection with the Loan, if any.
(S)    Within the same time frame set forth in this Security Instrument or any other applicable Loan Instrument for the delivery of annual financial statements, Grantor shall deliver to Beneficiary a certification executed by an officer of Grantor certifying to Beneficiary that, as of such date, Grantor and any SPE Principal, complies with the provisions of Section 5.20 of this Security Instrument.
(T)    Grantor's limited liability company agreement, limited partnership agreement or articles of incorporation, as applicable, shall contain the provisions set forth in Section 5.20(A)-(S) of this Security Instrument and, unless Grantor is a corporation or an Acceptable Delaware LLC, its sole general partner or managing member, as applicable, shall be an SPE Principal that is a corporation or an Acceptable Delaware LLC with articles of incorporation or a limited liability company agreement, as applicable, that contains the provisions set forth in Section 5.20(A)-(S) of this Security Instrument. So long as any Obligations are outstanding, none of such instruments shall be amended, altered or changed without the prior written consent of Beneficiary.
(U)    In the event that Grantor or any SPE Principal is a corporation or an Acceptable Delaware LLC, it shall at all times cause there to be at least one duly appointed director or manager, as applicable (an "Independent Manager") of Grantor or such SPE Principal. The Independent Manager shall be satisfactory to Beneficiary, and must be a natural person employed by, or an entity owned and controlled by a nationally recognized corporate service provider and shall not at the time of initial appointment, nor at any time during the preceding five (5) years have been: (1) a stockholder, director, officer, employee, partner, attorney or counsel of Grantor any SPE Principal, or any affiliate of Grantor or any SPE Principal; (2) a customer, supplier or other person who derives more than ten percent (10%) of its purchases or revenues from its activities with Grantor or any SPE Principal or any affiliate of Grantor or any SPE Principal; (3) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person; or (4) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used in this paragraph, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person or entity, whether through ownership of voting securities, by contract or otherwise. The affirmative vote or written consent of the Independent Manager shall be required for the Grantor and any SPE Principal to approve or take any Material Action.  No termination or change of the Independent Manager shall be made without giving Beneficiary at least five (5) Business Days prior written notice, which notice shall include a copy of a resume for such proposed replacement Independent Manager that reflects that such individual meets the requirements contained herein; provided further, that Beneficiary shall have the right to object to the appointment of said replacement and in the event of such objection, the proposed replacement shall not be admitted.  Notwithstanding the foregoing, any current Independent Manager that receives notice of the termination of its duties shall provide a copy of said notice to Beneficiary within five (5) days of receipt thereof. To the fullest extent permitted by applicable law, and notwithstanding any duty otherwise existing at law or in equity, the Independent Manager shall consider only the interests of Grantor and any SPE Principal (including their respective creditors) and the members, partners or shareholders of Grantor and any SPE Principal, as applicable ("Constituent Owners"), in acting or otherwise voting on any Material Actions or matters provided for in Grantor's such SPE Principal's organizational documents (which such fiduciary duties to the Constituent Owners, Grantor and any SPE Principal (including their respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in such entity, exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Owners), (y) the interests of other affiliates of the Constituent Owners or of Grantor or any SPE Principal, as applicable, and (z) the interests of any group of affiliates of which the Constituent Owners or Grantor or any SPE Principal, as applicable, is a part)). Regardless of the solvency of Grantor or any SPE Principal, the Independent Manager shall owe duties to protect creditors in the enforcement of their contractual rights, including all remedies. Other than as provided above, the Independent Manager shall not have any fiduciary duties to any Constituent Owners, any directors or managers of Grantor or any SPE Principal, as applicable, or any other Person, provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law. To the fullest extent permitted by applicable law, an Independent Manager shall not be liable to Grantor, any SPE Principal or any Constituent Owner or any other Person for breach of contract or breach of duties (including fiduciary duties), unless such Independent Manager acted in bad faith or engaged in willful misconduct. All other matters as to the Independent Manager shall be set forth in the organizational documents of Grantor or SPE Principal, as applicable, and shall be satisfactory to Beneficiary.
5.21    Tax Search Fee. Grantor shall pay to Beneficiary at closing a one-time estimated fee of $180.00 per property and $24.60 per tax parcel for annual tax searches. If such fee is insufficient to cover the cost of Beneficiary's tax search firm, Grantor shall pay the balance of such to Beneficiary on the Payment Date (as defined in the Cash Management Agreement) following notice from Beneficiary.
5.22    Actions of Trustee. The Trustee shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by Trustee to be genuine and to have been signed by the party or parties purporting to sign or step taken or omitted, nor for any mistake of law or fact, nor for anything which Trustee may do or refrain from doing in good faith nor generally shall a Trustee have any accountability hereunder except as provided by applicable law and except for Trustee's own individual gross negligence or willful default.
5.23    Trustee as Attorney. The Trustee may act hereunder and may sell and convey the Secured Property as herein provided although the Trustee has been, may now be or may hereafter be, an attorney or agent of the Beneficiary, in respect of any matter or business whatsoever.

5.24    Substitution of Trustee. Beneficiary shall be entitled to remove, substitute, or add a Trustee or Trustees, at its option, with or without cause or notice, by instrument duly executed, acknowledged and recorded with the applicable land records, and thereupon such additional or successor Trustee or Trustees, without any further act, deed or conveyance, shall become vested with all the estates, property, title, rights, powers, privileges, discretion, trusts, duties and obligations of his or their co-trustees, or predecessor or predecessors in the trust hereunder with like effect as if originally named as Trustee or Trustees hereunder; exercise of said power, no matter how often, shall not be an exhaustion thereof.
5.25    California Rider. The Rider attached hereto is fully incorporated into this Security Instrument.
5.26    Joint and Several. The obligations of each Grantor under this Security Instrument are joint and several. Each Grantor agrees if such Grantor's joint and several liability hereunder would, but for the application of this sentence, be unenforceable under applicable law, such joint and several liability shall be valid and enforceable to the maximum extent that would not cause such joint and several liability to be unenforceable under applicable law, and such joint and several liability shall be deemed to have been automatically amended accordingly at all relevant times.
5.27    Counterparts. This Security Instrument may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.
[Signature page to follow]

IN WITNESS WHEREOF, Grantor has executed this Security Instrument as of the date first above written.

GRANTOR:

KR ONE PASEO RESIDENTIAL, LLC, a
Delaware limited liability company

By:	Kilroy Realty, L.P., a Delaware limited
partnership, its Member

	By:	Kilroy Realty Corporation, a
Maryland corporation, its General
Partner

		By:	/s/ Jon Taylor Friend
		Name:	Jon Taylor Friend
		Title:	SVP, Treasurer

		By:	/s/ Lauren N. Stadler
		Name:	Lauren N. Stadler
		Title:	SVP, Corporate Counsel

KR ONE PASEO RETAIL, LLC, a
Delaware limited liability company

By:	Kilroy Realty, L.P., a Delaware limited
partnership, its Member

	By:	Kilroy Realty Corporation, a
Maryland corporation, its General
Partner

		By:	/s/ Jon Taylor Friend
		Name:	Jon Taylor Friend
		Title:	SVP, Treasurer

		By:	/s/ Lauren N. Stadler
		Name:	Lauren N. Stadler
		Title:	SVP, Corporate Counsel
[Signatures continued on the following page]

KR ONE PASEO OFFICE, LLC, a
Delaware limited liability company

By:	Kilroy Realty, L.P., a Delaware limited
partnership, its Member

	By:	Kilroy Realty Corporation, a
Maryland corporation, its General
Partner

		By:	/s/ Jon Taylor Friend
		Name:	Jon Taylor Friend
		Title:	SVP, Treasurer

		By:	/s/ Lauren N. Stadler
		Name:	Lauren N. Stadler
		Title:	SVP, Corporate Counsel
2

ACKNOWLEDGEMENT
A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of Los Angeles	)

On July 17 , 2023, before me, Crystal Rofeim , a Notary Public, personally appeared Jon Taylor Friend , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature	/s/ Crystal Rofeim

3

ACKNOWLEDGEMENT
A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of Los Angeles	)

On July 17 , 2023, before me, Crystal Rofeim ,, a Notary Public, personally appeared Lauren N. Stadler , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature	/s/ Crystal Rofeim

4

EXHIBIT A
LAND

PARCEL A (MULTIFAMILY):
LOT 4 OF ONE PASEO, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 16151, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, DECEMBER 1, 2016.

EXCEPTING THEREFROM ALL OIL RIGHTS ON HEREIN DESCRIBED PROPERTY TO BE RESERVED BY THE GRANTOR HER HEIRS AND ASSIGNS, FOREVER, AND FURTHER THAT THE SAID GRANTOR, HER HEIRS OR ASSIGNS AGREE TO PAY A REASONABLE COMPENSATION TO THE SAID GRANTEE OR THEIR ASSIGNS, SHOULD THE GRANTOR, HER HEIRS OR ASSIGNS, ENTER THE HEREIN DESCRIBED LAND FOR THE PURPOSE OF DIGGING OR DRILLING FOR OIL, AS RESERVED IN DEED FROM TILLIE M. LACY, ALSO KNOWN AS TILLIE WATERS LACY TO MEAD-HASKELL COMPANY, DATED JULY 29, 1919 RECORDED JULY 29, 1919 IN BOOK 789, PAGE 78 OF DEEDS.

APN: 304-070-64

PARCEL B (OFFICE):
PARCEL(S) 1 AND 2 OF PARCEL MAP NO. 21585, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY.

EXCEPTING THEREFROM ALL OIL RIGHTS ON HEREIN DESCRIBED PROPERTY TO BE RESERVED BY THE GRANTOR HER HEIRS AND ASSIGNS, FOREVER, AND FURTHER THAT THE SAID GRANTOR, HER HEIRS OR ASSIGNS AGREE TO PAY A REASONABLE COMPENSATION TO THE SAID GRANTEE OR THEIR ASSIGNS, SHOULD THE GRANTOR, HER HEIRS OR ASSIGNS, ENTER THE HEREIN DESCRIBED LAND FOR THE PURPOSE OF DIGGING OR DRILLING FOR OIL, AS RESERVED IN DEED FROM TILLIE M. LACY, ALSO KNOWN AS TILLIE WATERS LACY TO MEAD-HASKELL COMPANY, DATED JULY 29, 1919 RECORDED JULY 29, 1919 IN BOOK 789, PAGE 78 OF DEEDS.

APN: 304-070-65 AND 304-070-066

PARCEL C (RETAIL):
PARCEL 3 OF PARCEL MAP NO. 21585, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY.

EXCEPTING THEREFROM ALL OIL RIGHTS ON HEREIN DESCRIBED PROPERTY TO
    Exhibit A-1

BE RESERVED BY THE GRANTOR HER HEIRS AND ASSIGNS, FOREVER, AND FURTHER THAT THE SAID GRANTOR, HER HEIRS OR ASSIGNS AGREE TO PAY A REASONABLE COMPENSATION TO THE SAID GRANTEE OR THEIR ASSIGNS, SHOULD THE GRANTOR, HER HEIRS OR ASSIGNS, ENTER THE HEREIN DESCRIBED LAND FOR THE PURPOSE OF DIGGING OR DRILLING FOR OIL, AS RESERVED IN DEED FROM TILLIE M. LACY, ALSO KNOWN AS TILLIE WATERS LACY TO MEAD-HASKELL COMPANY, DATED JULY 29, 1919 RECORDED JULY 29, 1919 IN BOOK 789, PAGE 78 OF DEEDS.

APN: 304-070-67
    Exhibit A-2

RIDER
STATE SPECIFIC PROVISIONS
1.01    Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Rider and the other terms and conditions of this Security Instrument, the terms and conditions of this Rider shall control and be binding.
1.02    Assignment of Leases and Rents. Section 1.09A of this Security Instrument entitled "Assignment; Discharge of Obligations" is hereby deleted in its entirety and the following is substituted therefor: This Security Instrument constitutes a present, absolute assignment of the Leases and Rents from Grantor to Beneficiary all as more specifically set forth in the Assignment of Leases and Rents dated the date hereof and intended to be recorded herewith. The Leases and Rents are hereby absolutely and irrevocably assigned by Grantor to Beneficiary. Beneficiary is hereby granted and assigned by Grantor the right to enter the Secured Property for the purpose of enforcing its right in the Leases and Rents. Nevertheless, subject to the terms of this Section 1.09A, Beneficiary grants to Grantor a revocable license to operate and manage the Secured Property and to collect receive, retain, use and enjoy Rents. At any time during the continuance of an Event of Default, the license granted to Grantor herein may be revoked by Beneficiary, and Beneficiary may enter upon the Secured Property, and collect, retain and apply the Rents toward payment of the Obligations in accordance with this Security Instrument. Upon the cure of such Event of Default, Grantor's license shall be reinstated upon confirmation by Beneficiary that such Event of Default has been cured. The foregoing assignment shall be fully operative without any further action on the part of either party and the Beneficiary shall be entitled to the Leases and Rents whether or not the Beneficiary takes possession of the Secured Property or any part thereof. In addition to the other rights and remedies set forth herein, if an Event of Default occurs, may exercise (or cause the Trustee to exercise) its rights under this Section or otherwise provided under applicable law (including, but not limited to, under Section 2938 of the California Civil Code).
1.03    Security Agreement. Section 1.10D of this Security Instrument is hereby deleted and the following is substituted therefor: This Security Instrument is both a real property deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code of the State of California and is being recorded as a fixture filing. With respect to said fixture filing, (i) the debtor is Grantor, and Grantor's name and address appear in the first paragraph of this Security Instrument, and (ii) the secured party is Beneficiary, and Beneficiary's name and address appear in the first paragraph of this Security Instrument. The Secured Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Secured Property, including, but not limited to, the Leases and Rents and all proceeds thereof and all fixtures.
1.03A    This Security Instrument constitutes a fixture filing under the fixture filing provisions of the UCC, Sections 9-313 and 9-402(6) as enacted and under the equivalent statutes in the State of California, as amended or recodified from time to time.
1.03B    With respect to fixtures, Beneficiary or Trustee may elect to treat same as either real property or personal property and proceed to exercise such rights and remedies applicable to the categorization so chosen. Beneficiary may proceed against the items of
    Rider-1

real property and any items of Secured Property separately or together in any order whatsoever, without in any way affecting or waiving Beneficiary's rights and remedies under the Uniform Commercial Code, this Security Instrument. Grantor acknowledges and agrees that Beneficiary's rights and remedies under this Security Instrument shall be cumulative and shall be in addition to every other right and remedy now or hereafter existing at law, in equity, by statute or by agreement of the parties.
1.03C    Additional Remedies. The following is hereby added as Section 4.01I to this Security Instrument:
Grantor expressly agrees that to the extent provided in the Note, upon an Event of Default and acceleration of the principal balance of the Note because of such violation, Grantor will pay the Make-Whole Amount as and when required pursuant to the terms of the Note in connection with such prepayment, if any, as described in this Security Instrument and the Note. Grantor expressly acknowledges that Grantor has received adequate consideration for the foregoing agreement.
1.04    Remedies Not Exclusive; Waiver. Trustee and Beneficiary shall have all powers, rights and remedies under applicable law whether or not specifically or generally granted or described in this Security Instrument. Nothing contained herein shall be construed to impair or to restrict such powers, rights and remedies or to preclude any procedures or process otherwise available to trustees or beneficiaries under deeds of trust in the State of California. Trustee and Beneficiary, and each of them, shall be entitled to enforce the payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Security Instrument or other agreement or any laws now or hereafter in force, notwithstanding the fact that some or all of the indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Security Instrument nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained herein, shall prejudice or in any manner affect Trustee's or Beneficiary's right to realize upon or enforce any other rights or security now or hereafter held by Trustee or Beneficiary. Trustee and Beneficiary, and each of them, shall be entitled to enforce this Security Instrument and any other rights or security now or hereafter held by Beneficiary or Beneficiary in such order and manner as they or either of them may in their absolute discretion determine but in accordance with the terms hereof. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy contained herein or by law provided or permitted, but each shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. Every power or remedy given by this Security Instrument or any other Loan Instrument to Trustee or Beneficiary, or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and either of them may pursue inconsistent remedies. By exercising or by failing to exercise any right, option or election hereunder, Beneficiary shall not be deemed to have waived any provision hereof or to have released Grantor from any of the obligations secured hereby unless such waiver or release is in writing and signed by Beneficiary. The waiver by Beneficiary of Grantor's failure to perform or observe any term, covenant or condition referred to or contained herein to be performed or observed by Grantor shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of Grantor to perform or observe the same or
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any other such term, covenant or condition referred to or contained herein, and no custom or practice which may develop between Grantor and Beneficiary during the term hereof shall be deemed a waiver of or in any way affect the right of Beneficiary to insist upon the performance by Grantor of the obligations secured hereby in strict accordance with the terms hereof or any other Loan Instrument.
1.05    Power of Sale.
1.05A    Should Beneficiary elect to foreclose by exercise of the power of sale contained herein, Beneficiary shall notify Trustee and shall, if required, deposit with Trustee the original or a certified copy of this Security Instrument, and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require. Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded and delivered to Grantor such notice as may then be required by law and by this Security Instrument. Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Secured Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the Secured Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee or Beneficiary, may purchase at such sale, and Grantor hereby covenants to warrant and defend the title of such purchaser or purchasers.
1.05B    After deducting all costs, fees and expenses of Trustee and of Beneficiary under this Security Instrument, including, without limitation, costs of evidence of title and reasonable attorneys' fees of Trustee or Beneficiary in connection with a sale as provided in subparagraph 1.06A above, Trustee shall apply the proceeds of such sale (a) first, to the payment of all reasonable sums expended by Beneficiary under the terms of this Security Instrument and any of other Loan Instrument and not yet repaid, together with interest on such sums at the Increased Rate, (b) second, to the payment of the unpaid balance of the Obligations or the "Indebtedness" (as such term is defined in the Note), (c) third, to the payment of all other sums then secured hereby, and (d) fourth, the remainder, if any, to the person or persons legally entitled thereto.
1.05C    The acknowledgment of the receipt of the purchase money, contained in any deed or conveyance executed as aforesaid, shall be sufficient discharge from all obligations to see to the proper application of the consideration therefor.
1.05D    Grantor hereby expressly waives any right which it may have to direct the order in which any of the Secured Property shall be sold in the event of any sale or sales pursuant hereto.
Grantor hereby requests that every notice of default and every notice of sale be given in accordance
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with the provisions of Section 5.07 hereof except as otherwise required by statute. Grantor may, from time to time, change the address to which notice of default and sale hereunder shall be sent in accordance with the provisions of Section 5.07 hereof.
The provisions of this Security Instrument with respect to notices of sale are intended to comply with the provisions of California Civil Code Sections 2924 through and including 2924h (the "Subject Statute").  In the event the requirement for any notice under the Subject Statute shall be eliminated, or the prescribed manner of notice is modified by future amendment to the Subject Statute, the requirement for such particular notice shall be stricken from, or modified in, this Security Instrument in conformity with such amendment.  Without limiting Beneficiary's obligation to comply with the provisions of Section 5.07, the manner herein prescribed for any notice, to be given by Trustee, shall not be deemed exclusive, but such notice or notices may be posted, served, filed or given in any other manner which may be permitted by applicable law.  Further, in relation to this Security Instrument and the exercise of any power of sale by Trustee hereunder, if the Subject Statute shall be amended or modified to require any other additional notice or the posting, filing, serving, or giving thereof, or any statute hereafter enacted shall require any other notice or the posting, filing, serving, or giving thereof, Trustee or the person selected by him is hereby authorized and empowered by Grantor to give such notice or make such posting, filing, serving, or giving thereof; provided, however, that Grantor waives such other additional notice or the posting, filing, serving, or giving thereof to the full extent Grantor may lawfully so do.

1.06    Right Of Rescission. Beneficiary may from time to time rescind any notice of default or notice of sale before any Trustee's sale in accordance with the laws of the State of California. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Security Instrument or secured hereby, nor otherwise affect any provision, covenant or condition of this Security Instrument or any other Loan Instrument or any of the rights, obligations or remedies of Trustee or Beneficiary hereunder or thereunder.
1.07    Full Reconveyance. Upon written request of Beneficiary stating that all sums secured hereby have been paid, upon surrender to Trustee of a certified copy of this Security Instrument for cancellation and retention, and upon payment of its fees, Trustee shall fully reconvey, without warranty, the entire remaining Secured Property then held hereunder. The recitals in such reconveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."
1.08    Surety Waiver. Grantor waives, to the extent permitted by law, any rights, defenses and benefits that may be derived from Sections 2787 to 2855, inclusive, of the California Civil Code and all other suretyship and guaranty defenses Grantor would otherwise have under the laws of California.
1.09    Additional Waivers.
Grantor has read and hereby approves this Security Instrument, the other Loan
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Instruments and all other agreements and documents relating thereto. Grantor acknowledges that it has been represented by counsel of its choice to review this Security Instrument, the other Loan Instruments and all other documents relating thereto and said counsel has explained and Grantor understands the provisions thereof, or that Grantor has voluntarily declined to retain such counsel.
Except as otherwise set forth in this Security Instrument or the Loan Instruments, Grantor hereby expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever (unless as otherwise required under this Security Instrument) and waives any right to require Beneficiary to enforce any remedy against any guarantor, endorser or other person whatsoever prior to the exercise of its rights and remedies hereunder or otherwise. Except as otherwise set forth in this Security Instrument or the Loan Instruments and to the extent not prohibited by applicable law, Grantor waives any right to require Beneficiary to: (i) give notice of the terms, time and place of any public or private sale of any real or personal property security for the Obligations or other guaranty of the Obligations; or (ii) pursue any other remedy in Beneficiary's power whatsoever.
Until all Obligations shall have been paid in full, Grantor: (i) shall subordinate any right of subrogation to any of the rights of Beneficiary against any guarantor, maker or endorser; (ii) waives any right to enforce any remedy which Beneficiary now has or may hereafter have against any other guarantor, maker or endorser; and (iii) waives any benefit of, and any other right to participate in, any collateral security for the Obligations or any guaranty of the Obligations now or hereafter held by Beneficiary.
1.10    Additional Insurance Provisions. Beneficiary hereby notifies Grantor of the provisions of Section 2955.5(a) of the California Civil Code, which reads as follows:
"No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property."
This disclosure is being made by Beneficiary to Grantor pursuant to Section 2955.5(b) of the California Civil Code. Grantor hereby acknowledges receipt of this disclosure and acknowledges that this disclosure has been made by Beneficiary before execution of any guaranty, note or security document evidencing or securing the Loan.
1.11    Resolution of Disputes.
1.11A    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR AND BENEFICIARY EACH HEREBY AGREES TO, AND DOES, WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LOAN, THIS SECURITY INSTRUMENT OR ANY OTHER LOAN INSTRUMENT OR INSTRUMENT RELATING TO THE LOAN, THE SECURED PROPERTY OR ANY DEALINGS BETWEEN GRANTOR AND BENEFICIARY RELATING TO THE SUBJECT MATTER OF ANY OF THE FOREGOING.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES (EACH
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A "DISPUTE", AND COLLECTIVELY, ANY OR ALL, THE "DISPUTES") OF ANY KIND WHATSOEVER THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE LOAN, THIS SECURITY INSTRUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATING TO THE LOAN, THE SECURED PROPERTY OR ANY DEALINGS BETWEEN GRANTOR AND BENEFICIARY RELATING TO THE SUBJECT MATTER OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, ANTITRUST CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON-LAW OR STATUTORY CLAIMS.  GRANTOR AND BENEFICIARY EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO THIS SECURITY INSTRUMENT AND ALL OTHER AGREEMENTS AND INSTRUMENTS PROVIDED FOR HEREIN, AND THAT EACH WILL CONTINUE TO BE BOUND BY AND RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  GRANTOR AND BENEFICIARY EACH FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL OF ITS OWN CHOOSING, OR HAS HAD AN OPPORTUNITY TO DO SO, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS SECURITY INSTRUMENT OR ANY OTHER AGREEMENT OR DOCUMENT ENTERED INTO BETWEEN GRANTOR AND BENEFICIARY IN CONNECTION WITH THIS SECURITY INSTRUMENT.
Grantor hereby agrees that this Security Instrument constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Grantor does hereby constitute and appoint Beneficiary its true and lawful attorney-in-fact solely for the purpose set forth in this sentence, which appointment is coupled with an interest, and Grantor does hereby authorize and empower Beneficiary, in the name, place and stead of Grantor, to file this Security Instrument with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.
1.11B    Consent to Judicial Reference.  If and to the extent that Section 1.12A immediately above is determined by a court of competent jurisdiction to be unenforceable or is otherwise not applied by any such court, Grantor and Beneficiary each hereby consents and agrees that (a) any and all Disputes shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, sitting without a jury in the County of Los Angeles, California, (b) such referee shall hear and determine all of the issues in any Dispute (whether of fact or of law), including issues pertaining to a "provisional remedy" as defined in California Code of Civil Procedure Section 1281.8, including without limitation, entering restraining orders, entering temporary restraining orders, issuing temporary and permanent injunctions and appointing receivers, and shall report a statement of decision, provided that, if during the course of any Dispute, Grantor or Beneficiary desires to seek such a "provisional remedy" but a referee has not been appointed, or is otherwise unavailable to hear the request for such
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provisional remedy, then Grantor or Beneficiary may apply to the Superior Court of the county in which the Secured Property is located, for such provisional relief, and (c) pursuant to California Code of Civil Procedure Section 644, judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court.  Grantor and Beneficiary shall use their respective commercially reasonable and good faith efforts to agree upon and select such referee, provided that such referee must be a retired California state or federal judge, and further provided that if Grantor and Beneficiary cannot agree upon a referee, the referee shall be appointed by the Presiding Judge of the Superior Court of Los Angeles County, California.  Grantor and Beneficiary each acknowledges that this consent and agreement is a material inducement to enter into this Security Instrument and all other Loan Instruments, and that each will continue to be bound by and to rely on this consent and agreement in their related future dealings.  Grantor and Beneficiary shall share the cost of the referee and reference proceedings equally; provided that, the referee may award out-of-pocket attorneys' fees and reimbursement of the referee and reference proceeding fees and costs to the prevailing party, whereupon all referee and reference proceeding fees and charges will be payable by the non-prevailing party (as so determined by the referee).  Grantor and Beneficiary further warrants and represents that it has reviewed this consent and agreement with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent and enters into this Security Instrument having had the opportunity to consult with legal counsel.  This consent and agreement is irrevocable, meaning that it may not be modified either orally or in writing, and this consent and agreement shall apply to any subsequent amendments, renewals, supplements, or modifications to this Security Instrument or any other agreement or document entered into between Grantor and Beneficiary in connection with this Security Instrument.  In the event of litigation, this Security Instrument may be filed as evidence of either of Grantor's or Beneficiary's or both of their consent and agreement to have any and all Disputes heard and determined by a referee under California Code of Civil Procedure Section 638.  Notwithstanding anything to the contrary contained herein, Grantor and Beneficiary acknowledge and agree that this provision shall have no application to any non-judicial foreclosure of all or any portion of the Secured Property whether pursuant to the provisions of the Loan Instruments or applicable law.
1.11C    Not Applicable to Non-Judicial Foreclosures/Realization on Collateral.  Notwithstanding anything to the contrary, Grantor and Beneficiary understand, acknowledge and agree that (i) the provisions of Section 1.12 shall have no application to any non-judicial foreclosure and/or private (i.e., non-judicial) sale under the California Commercial Code, California Civil Code or California Code of Civil Procedure or other applicable law as to all or any portion of the Secured Property whether pursuant to the provisions of the Security Instruments or applicable law; provided, however, in the event Grantor contests the same, then the provisions of Section 1.12 shall apply to any Dispute arising therefrom (but not the non-judicial foreclosure proceeding, which may remain pending), and (ii) the provisions of Section 1.12 shall not be deemed to be a waiver by, or a limitation upon, the rights of Beneficiary to proceed with a non-judicial foreclosure or private sale under the California Commercial Code, California Civil Code or California Code of Civil Procedure or other applicable law as a permitted remedy hereunder or under applicable law.

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1.11D    CCP Section 726.5. In the event that any portion of the Secured Property is determined to be 'environmentally impaired' (as 'environmentally impaired' is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an 'affected parcel' (as 'affected parcel' is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Beneficiary's or Trustee's rights and remedies under this Security Instrument, Beneficiary may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected portion of the Secured Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Grantor to judgment, and (ii) any other rights and remedies permitted by law.  For purposes of determining Beneficiary's right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Grantor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Secured Property and Grantor knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release.  All costs and expenses, including, but not limited to, attorneys' fees, actually incurred by Beneficiary in connection with any action commenced under this Section, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Secured Property is environmentally impaired, plus interest thereon at the Increased Rate from the date which is ten (10) days after demand thereof until paid, shall be added to the indebtedness secured by this Security Instrument and shall be due and payable to Beneficiary upon its demand made at any time following the conclusion of such action.
1.12    CCP Section 1265.225(a). Grantor hereby unconditionally and irrevocably waives all rights of a property owner under Section 1265.225(a) of the California Code of Civil Procedure or any successor statute providing for the allocation of condemnation proceeds between a property owner and a lien holder.
1.13    Beneficiary and Trustee Rights. Notwithstanding anything to the contrary contained in this Security Instrument, and without limitation of any other rights and remedies of Beneficiary or Trustee, Beneficiary and Trustee shall have each and all of the rights and remedies under California Civil Code Section 2929.5 and California Code of Civil Procedure Sections 564, 726.5 and 736.  Without limiting any of the remedies provided in the Loan Instruments, Grantor acknowledges and agrees that certain provisions of the Loan Instruments and the Environmental Indemnity are environmental provisions, as that term is defined in Section 736(f)(2) of the California Code of Civil Procedure, made by the Grantor relating to the real property security, and that Grantor's failure to comply with the terms of such environmental provisions is a breach of contract such that Beneficiary shall have the remedies provided under Section 736 of the California Code of Civil Procedure ("Section 736") for the recovery of damages and for the enforcement thereof.  Pursuant to Section 736, Beneficiary's action for recovery of damages or enforcement of such environmental provisions shall not constitute an action within the meaning of Section 726(a) of the California Code of Civil Procedure or constitute a money judgment for a deficiency, or a deficiency or a deficiency judgment within the meaning of Sections 580a, 580b, or 726(b) of the California Code of Civil Procedure.  Grantor agrees that Beneficiary will have the same right,
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power and authority to enter and inspect the Secured Property as is granted to the secured lender under Section 2929.5 of the California Civil Code, and that Beneficiary will have the right to appoint a receiver to enforce this right to enter and inspect the Secured Property to the extent such authority is provided under California law, including, without limitation, the authority given to the secured lender under Section 564(c) of the California Code of Civil Procedure.
1.14    Waiver of Right of Offset. Notwithstanding anything contained herein to the contrary, no portion of the Obligations shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Grantor may have or claim to have against Beneficiary. Grantor hereby waives, to the fullest extent permitted by applicable law, the benefits of California Code of Civil Procedure Section 431.70.
1.15    Commercial Purposes.  Grantor represents and warrants to Beneficiary that the Loan is for commercial purposes, and not for personal, household or consumer purposes. Grantor hereby waives, to the fullest extent permitted by applicable law, the benefits of California Civil Code Sections 2924.5, 2924.6, 2937, 2948.5, 2954.8, and 2954.9.
1.16    Environmental Indemnity; Separate Obligations. Notwithstanding anything to the contrary, in no event shall this Security Instrument be deemed or construed to secure any obligations or liabilities arising out of the Environment Indemnity.

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